UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

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STERLING CONSTRUCTION COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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____________________

Notice of Annual Meeting
of Stockholders

May 2, 2018
____________________

Date:    Wednesday, May 2, 2018
Time:    8:30 a.m., local time

Place:	1800 Hughes Landing Boulevard Suite 250 The Woodlands, Texas 77380
Purpose:    •    To elect the seven director nominees named in the accompanying proxy statement;

•	To approve, on an advisory basis, the compensation of our named executive officers;

•	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2018;

•	To adopt the 2018 stock incentive plan; and

•	To transact such other business as may properly come before the annual meeting.

Record Date:	Only stockholders of record as of the close of business on March 13, 2018 are entitled to notice of and to attend or vote at the annual meeting.

Proxy Voting:
It is important that your shares be represented at the annual meeting whether or not you are personally able to attend. Accordingly, after reading the accompanying proxy statement, please promptly submit your proxy and voting instructions via internet or mail as described on the proxy card.

By Order of the Board of Directors.

Richard E. Chandler, Jr.
Executive Vice President,
General Counsel & Secretary

March 20, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 2, 2018.

This proxy statement and the company’s 2017 annual report to stockholders are available at
http://www.astproxyportal/com/ast/04770

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Sterling Construction Company, Inc.
1800 Hughes Landing Boulevard
Suite 250
The Woodlands, Texas 77380

Proxy Summary
This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more information regarding our 2017 financial and operational performance, please review our 2017 annual report to stockholders (2017 annual report). The 2017 annual report, including financial statements, is first being made available to stockholders together with this proxy statement and form of proxy on or about March 20, 2018.
2018 Annual Meeting of Stockholders
Time and Date: 8:30 a.m., local time, Wednesday, May 2, 2018

Place:	1800 Hughes Landing Boulevard Suite 250 The Woodlands, Texas 77380
Record Date: March 13, 2018
Voting: Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director position and one vote for each of the other proposals to be voted on at the annual meeting.

Agenda and Voting Recommendations

Item	Description	Board Vote Recommendation	Page
1	Election of seven director nominees	FOR each nominee	13
2	Advisory vote to approve the compensation of our named executive officers	FOR	34
3	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2018	FOR	37
4	Adoption of the 2018 stock incentive plan	FOR	38

Director Highlights	(page 14)

Name	Age	Director Since	Principal Occupation	Independent	Board Committees
Joseph A. Cutillo	52	2017	Chief Executive Officer of Sterling Construction Company, Inc.	No	None
Marian M. Davenport	64	2014	Executive Director of Genesys Works – Houston	Yes	Compensation Corporate Governance and Nominating*
Maarten D. Hemsley	68	1998	Founder, Chairman and President of New England Center for Arts & Technology, Inc.	Yes	Audit Corporate Governance and Nominating
Raymond F. Messer	70	2017	Chairman Emeritus of Walter P Moore	Yes	Audit Compensation
Charles R. Patton	58	2013	Executive Vice President — External Affairs American Electric Power Company, Inc.	Yes	Compensation
Richard O. Schaum	71	2010	General Manager, 3rd Horizon Associates LLC	Yes	Audit Compensation*
Milton L. Scott**	61	2005	Chairman and Chief Executive Officer of the Tagos Group, LLC	Yes	Audit* Corporate Governance and Nominating

* Committee Chairman
** Board Chairman

2017 Performance Highlights	(page 22)

•	Revenues increased 38.8%, from $690.1 million in 2016 to $958.0 million in 2017

•	Operating income for 2017 was $26.2 million, compared to an operating loss of $4.7 million in 2016

•	Gross margins increased by 52.5%, from 6.1% in 2016 to 9.3% in 2017

•	Stock price growth of 92%, from $8.46 per share at year end 2016 to $16.28 per share at year end 2017

•	Diluted net earnings per share attributable to common stockholders for 2017 was $0.43, compared to a net loss per share of $0.40 for 2016

•	Completed the transformative acquisition of Tealstone Residential Concrete, Inc. and Tealstone Commercial, Inc.

•	Secured new $85 million credit facility

•	Relisted on the Russell 3000

Executive Compensation Highlights	(page 21)

•	Awards under our annual incentive program are based on achievement of performance metrics.

•	Annual awards tied to continued service, as 50% of annual incentive awards are paid in shares of restricted stock units vesting over three years.

•	Clawback policy applicable to incentive awards.

•	Anti-hedging and anti-pledging policies applicable to our executive officers.

•	Retention of an independent compensation consultant as necessary.

•	Stock ownership guidelines applicable to executive officers.

•	No excise tax gross-ups.

Corporate Governance Highlights	(page 5)

We are committed to strong and effective governance practices that promote and protect the interests of our stockholders. Our commitment to good corporate governance is illustrated by the following practices:

•Board independence (all of our non-employee director nominees are independent, which is 6 out of our 7 director nominees).

•100% independent audit, compensation, and corporate governance and nominating committees.

•The roles of Chairman and Chief Executive Officer are separate.

•Directors elected annually.

•Directors in an uncontested election are elected by a majority vote.

•No stockholders rights plan (poison pill).

•Stock ownership guidelines for directors and executive officers.

•Annual performance evaluations of the board overseen by the corporate governance and nominating committee.

•Independent directors regularly meet in executive sessions without management present.

•Robust board governance guidelines and code of business conduct.

•Continued focus on board diversity.

Corporate Governance
Board Governance Guidelines; Ethics and Business Conduct Policy
We are committed to strong and effective governance practices that promote and protect the interests of our stockholders. Our board governance guidelines, along with the charters of the standing committees of our board, provide the framework for the governance of the company and reflect the board’s commitment to monitor the effectiveness of policy and decision making at both the board and management levels. Our board governance guidelines and our code of business conduct are available at www.strlco.com under Investor Relations–Corporate Governance. Both are available in print to any stockholder who requests a copy. Amendments to or waivers of our code of business conduct granted to any of our directors or executive officers will be published promptly on our website. Such information will remain on our website for at least 12 months.
Board Composition and Leadership Structure
Our board has the primary responsibility of oversight of the management of our business and affairs. Our board of directors consists of seven members, six of whom have been determined by our board to be independent, specifically Ms. Davenport and Messrs. Hemsley, Messer, Patton, Schaum and Scott. Mr. Cutillo, our chief executive officer, is our only non-independent director. Our board of directors recognizes the importance of having a strong independent board leadership structure to ensure accountability and to provide effective oversight of management.
Milton L. Scott serves as our chairman of the board of directors with responsibilities that include: (1) presiding at meetings of the board and executive sessions of its independent directors; (2) presiding at the annual meeting of stockholders; (2) serving as a liaison between the independent directors and senior management; and (3) approving the agendas for board meetings. The board of directors believes that the separation of the roles of chairman and chief executive officer, as required by our board governance guidelines, continues to be the appropriate leadership structure for the company at this time. The board believes this structure provides an effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.
Board and Committee Meeting Attendance
Our board of directors held a total of nine meetings during 2017. During 2017, each director participated in 75% or more of the total number of meetings of our board and meetings of each committee on which such director served. Messrs. Cutillo and Messer did not join our board of directors until April of 2017.
We expect our directors to attend the annual meetings of our stockholders. Our company policy is to schedule a regular meeting of the board of directors on the same day as the annual meeting of stockholders so that directors can attend the annual meeting without the company incurring the extra travel and related expenses of a separate meeting. All of our directors attended our 2017 annual meeting of stockholders.
Board Committees
To provide for effective direction and management of our business, our board has established three standing committees: an audit committee, a compensation committee and a corporate governance and nominating committee. Each of the audit, compensation and corporate governance and nominating committees are composed entirely of independent directors. Each committee operates under a written charter adopted by our board. All of the committee charters are available on our website at www.strlco.com under Investor Relations–Corporate Governance and are available in print upon request. The following table identifies the current committee members.

Name of Director *	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Marian M. Davenport	—	X	Chair
Maarten D. Hemsley	X	—	X
Raymond F. Messer	X	X	—
Charles R. Patton	—	X	—
Richard O. Schaum	X	Chair	—
Milton L. Scott	Chair	—	X
* As a non-independent director, Mr. Cutillo does not serve as a member of any committee of the board, all of which are composed entirely of independent directors.
Audit Committee. The audit committee assists the board in fulfilling its oversight responsibilities related to (1) the effectiveness of the company’s internal control over financial reporting; (2) the integrity of the company’s financial statements; (3) the qualifications and independence of the company’s independent registered public accounting firm; (4) the evaluation of the performance of the company’s independent registered public accounting firm; and (5) the review and approval or ratification of any transaction that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934 (the Exchange Act). Please refer to the “Audit Committee Report” included in this proxy statement for more information. The audit committee held six meetings in 2017.

Compensation Committee. The compensation committee assists the board in fulfilling its oversight responsibilities by (1) discharging the board’s responsibilities relating to the compensation of our executive officers, and (2) administering our cash-based and equity-based incentive compensation plans. Please refer to “Compensation Committee Procedures” included in this proxy statement for more information. The compensation committee held ten meetings in 2017.

Corporate Governance and Nominating Committee. The corporate governance and nominating committee assists the board in fulfilling its oversight responsibilities by (1) identifying, considering and recommending to the board qualified candidates for directorship; (2) monitoring the composition of the board and its committees and making recommendations to the board on the membership of the committees; (3) maintaining our board governance guidelines and recommending to the board any desirable changes; (4) evaluating the effectiveness of the board and its committees; (5) with input from the chair of our compensation committee, determining the compensation of our directors; and (6) addressing any related matters required by the federal securities laws or the NASDAQ Stock Market (NASDAQ). The corporate governance and nominating committee held six meetings in 2017.

Special Committee. During 2017, the board of directors authorized a special committee of independent directors, comprised of Ms. Davenport and Messrs. Hemsley, Patton, Schaum and Scott, with the power and authority to oversee the company’s efforts to evaluate potential strategic alternatives, including the acquisition of Tealstone and related financing. As previously disclosed, on March 8, 2017, we entered into a stock purchase agreement with the sellers named therein to acquire 100% of the outstanding stock of Tealstone Residential Concrete, Inc. and Tealstone Commercial, Inc. (collectively, Tealstone) for cash, shares of our common stock and promissory notes. The company completed its acquisition of Tealstone on April 3, 2017. The special committee held two meetings in 2017.

Board and Committee Independence; Financial Experts
On the basis of information solicited from each director, and upon the advice and recommendation of the corporate governance and nominating committee, our board of directors has determined that Ms. Davenport and Messrs. Hemsley, Messer, Patton, Schaum and Scott each have no material relationship with the company and are independent as defined in the director independence standards of NASDAQ listing standards, as currently in effect. In making these determinations, our board, with assistance from the company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the company and management. In its review of director independence, our board and legal counsel considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the company or management.
Our board of directors has determined that each of the members of the audit, compensation and corporate governance and nominating committees has no material relationship with the company and satisfies the independence criteria (including the enhanced criteria with respect to members of the audit and compensation committees) set forth in the applicable NASDAQ listing standards and SEC rules. In addition, our board of directors has determined that each of Messrs. Hemsley and Scott qualifies as an “audit committee financial expert,” as such term is defined by the rules of the SEC.

Compensation Committee Procedures
The compensation committee has the sole authority to set annual compensation amounts and annual incentive plan criteria for our executive officers, evaluate the performance of our executive officers, and make awards to our executive officers under our incentive plans and programs. The compensation committee also has authority to approve any plan or arrangement, including employment agreements, providing for incentive, severance, retirement, change-in-control or other compensation to our executive officers. The compensation committee oversees our assessment of whether our compensation policies and practices are likely to expose the company to material risks.
In exercising its authority and carrying out its responsibilities, the compensation committee meets to discuss the structure of executive compensation, proposed employment agreements, salaries, cash and equity incentive awards, and the achievement and the setting of financial and individual performance goals on which executive incentive compensation is based, using information circulated in advance of the meeting by the chair of the compensation committee. The compensation committee may delegate any of its responsibilities to one or more members of the committee, except to the extent such delegation is prohibited by law or the listing standards of NASDAQ. When the compensation committee discusses an executive officer's compensation, he or she is not permitted to be present.
The compensation committee engaged an independent executive compensation consultant to advise the compensation committee on matters related to executive compensation. Please refer to the section titled “Executive Officer Compensation—Compensation Discussion and Analysis” for more information related to the independent executive compensation consultant.

Compensation Committee Interlocks and Insider Participation
During 2017, Ms. Davenport and Messrs. Messer, Schaum and Patton served as members of our compensation committee. None of the members of the compensation committee is or has been an executive officer of our company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as one of our directors or as a member of our compensation committee during 2017.

Board Evaluation Process
The corporate governance and nominating committee is responsible for overseeing the annual performance evaluation of the board. Annually, each director completes an evaluation of the full board and each committee upon which the director serves, which is intended to provide each director with an opportunity to evaluate performance for the purpose of improving board and committee processes and effectiveness. The detailed questionnaire seeks quantitative ratings and subjective comments in key areas of board practices, and asks each director to evaluate how well the board or the committee, as applicable, operates and to make suggestions for improvements. Replies are anonymous and are collected and summarized by the chair of the corporate governance and nominating committee. The summary is then discussed by the independent directors in an executive session held for such purpose. In addition, the chair of the corporate governance and nominating committee conducts one-on-one interviews with each director to solicit additional feedback on the overall operation of the board and its committees, as well as specific feedback on the effectiveness of individual directors. The board chair or the chair of the corporate governance and nominating committee discusses the individual feedback with each board member. Any areas of board or committee performance that are identified as needing improvement or change are considered by the corporate governance and nominating committee, which then makes a recommendation to the board on the matter.
Board’s Role in Oversight of Risk Management
Our board of directors as a whole is responsible for risk oversight, with reviews of certain areas being conducted by the relevant board committees that report to the full board. In its risk oversight role, our board of directors reviews, evaluates and discusses with appropriate members of management whether the risk management processes designed and implemented by management are adequate in identifying, assessing, managing and mitigating material risks facing the company. Throughout the year, the board of directors receives briefings and assessments of the company's risks as they relate to:

•	safety

•	crisis management

•	information technology

•	compensation

•	talent

Our board believes that full and open communication between executive management and our board is essential to effective risk oversight. Our chairman meets regularly with executive management to discuss a variety of matters including business strategies, opportunities, key challenges and risks facing the company, as well as risk mitigation strategies. Executive management attends all regularly scheduled board meetings where they make presentations to our board on various strategic matters involving our operations and are available to address any questions or concerns raised by our board on risk management or any other matters. Our board of directors oversees the strategic direction of the company, and in doing so considers the potential rewards and risks of the company’s business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals.

Each standing committee of the board of directors assists the board in fulfilling its risk oversight responsibility with respect to the following:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
• Financial liquidity	• Executive compensation	• Board organization
• Covenant compliance • Financial reporting	• Incentive compensation (cash and equity)	• Board membership • Board self-evaluations
• Independent registered public accounting firm • Internal controls		• Board governance
• Related-party transactions

The audit committee assists our board in fulfilling its oversight responsibilities with respect to certain areas of risk. The audit committee is responsible for reviewing and discussing with management and our independent registered public accounting firm any guidelines and policies relating to risk assessment and risk management, and the measures management has taken to monitor, control and minimize the company’s major financial risk exposures. The audit committee also discusses with our independent registered public accounting firm the results of their processes to assess risk in the context of its audit engagement. The audit committee also assists our board in fulfilling its oversight responsibilities by monitoring the effectiveness of the company’s internal control over financial reporting and legal and regulatory compliance. Our independent registered public accounting firm meets regularly in executive session with the audit committee. The audit committee regularly reports on these matters to the full board. Finally, in furtherance of its risk oversight responsibility, the audit committee provides for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting, auditing and any other matters. These submissions are collected by an independent organization specializing in those services, and are conveyed to the chair of the audit committee, our chief compliance officer, and our general counsel.

The compensation committee assists our board in fulfilling its oversight responsibilities with respect to the company’s assessment of whether its compensation policies and practices are likely to expose the company to material risks, including the company’s compensation of executives and incentive compensation awarded to officers. Also, in consultation with management, the compensation committee is responsible for overseeing the company’s compliance with regulations governing executive compensation.

The corporate governance and nominating committee assists our board in fulfilling its oversight responsibilities with respect to the management of risks associated with our board leadership structure, including committee appointments, size of board and nomination of board members, and corporate governance matters. The corporate governance and nominating committee addresses some of its risk oversight responsibilities by identifying and recommending for nomination well-qualified independent directors, periodically reviewing of our board governance guidelines, and conducting annual board self-evaluations and individual director evaluations (through the chair of the committee).

Director and Executive Officer Stock Ownership Guidelines
In January 2018, our board of directors revised the stock ownership guidelines applicable to our non-employee directors and our executive officers. The board of directors believes that it is in the best interests of the company and its stockholders that directors and executive officers have a meaningful proprietary stake in the company so that their interests are aligned with the interests of stockholders. The stock ownership guidelines are administered by the corporate governance and nominating committee.
Under our stock ownership guidelines, (i) each non-employee director is expected to acquire and maintain ownership of our common stock valued at five times his or her annual cash retainer, which is currently $50,000, (ii) our chief executive officer is expected to acquire and maintain ownership of our common stock valued at five times his or her base salary, and (iii) each of our other executive officers is expected to acquire and maintain ownership of our common stock valued at three times his or her base salary. The value of the shares is based on the greater of the then current market price or the grant date fair value. Shares of our common stock owned individually or jointly, shares held by members of the director or executive’s immediate family or by a trust for the director or executive or his or her immediate family, as well as shares subject to unvested restricted stock and restricted stock units are counted for purposes of the stock ownership guidelines.
As of March 13, 2018, all of our current non-employee directors except Mr. Messer exceeded their target ownership levels. Under the stock ownership guidelines, directors have five years from the date of appointment or election to comply with the stock ownership guidelines. Mr. Messer, who was first elected to the board at the 2017 annual meeting, is required to reach his stock ownership target within five years from the date of election and, thus, is currently in compliance with the guidelines. Our executive officers have five years from the date of their respective appointments (or from January 17, 2018, the date upon which the guidelines were revised, whichever is later) to attain their required ownership levels. All of our executive officers have all been in their respective positions with the company for less than three years, so each has until January 17, 2023 to reach his target ownership level and, thus, each of our executive officers is currently in compliance with the guidelines.
Consideration of Director Nominees
In evaluating nominees for membership on our board of directors, the corporate governance and nominating committee has not specified any minimum qualifications for serving on the board, but seeks to achieve a board that is composed of individuals who have experience that is relevant to the needs of the company, who have a high level of professional and personal integrity, who have the ability and willingness to work cooperatively with other members of our board and with senior management, and who contribute to the cognitive diversity of the board taking into account many factors, including business experience, public sector experience, professional training, public and private offices held, geographical representation, race, gender and age, among other considerations. Experience in the construction industry and in one or more of engineering, transportation, finance and accounting, corporate governance, senior management, and public sector matters are considered particularly valuable. An independent director candidate is expected to be committed to enhancing stockholder value, and to have sufficient time to carry out the duties of a director, both on the full board and on one or more of its standing committees. In selecting nominees, the corporate governance and nominating committee will seek to have a board of directors that represents a diverse range of perspectives and experience relevant to the company. The corporate governance and nominating committee will also evaluate each individual in the context of our board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent stockholder interests through the exercise of sound judgment using his or her diversity of experience in these various areas. In determining whether to recommend a director for re-election, the corporate governance and nominating committee will also consider the director’s age, tenure, past attendance at meetings and participation in and contributions to the activities of our board.
The corporate governance and nominating committee will regularly assess whether the size of our board is appropriate, and whether any vacancies on our board are expected due to retirement or otherwise. In addition, the corporate governance and nominating committee periodically assesses the experience, qualifications, attributes and skills of the independent directors to determine if there are gaps that the board should seek to fill. In the event that vacancies are anticipated, or otherwise arise, the corporate governance and nominating committee will consider various potential candidates, who may come to the corporate governance and nominating committee’s attention through professional search firms, stockholders or other persons. Alternatively, the corporate governance and nominating committee may recommend a reduction in the size of the board. Each candidate brought to the attention of the corporate governance and nominating committee, regardless of who recommended such candidate, will be considered on the basis of the criteria set forth above.

The corporate governance and nominating committee will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates for consideration by the corporate governance and nominating committee by submitting the names and supporting information to: c/o Corporate Secretary, Sterling Construction Company, Inc., 1800 Hughes Landing Blvd. — Suite 250, The Woodlands, Texas 77380.

In addition, our bylaws permit stockholders to nominate candidates for consideration at next year’s annual stockholder meeting. Any nomination must be in writing and received by our corporate secretary at our principal executive offices no later than February 1, 2019. If the date of next year’s annual meeting is moved to a date more than 30 days before or 90 days after the anniversary of this year’s annual meeting, the nomination must be received no later than 90 days prior to the date of the 2019 annual meeting or 10 days following the public announcement of the date of the 2019 annual meeting. Any stockholder submitting a nomination under our bylaws must comply with the requirement provided in the bylaws including providing: (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (b) the name and address (as they appear on the company’s books) of the nominating stockholder and the class and number of shares beneficially owned by such stockholder.

Communications with the Board
Stockholders or other interested parties may communicate directly with one or more members of our board, or the non-employee directors as a group, by writing to the director or directors at the following address: c/o Corporate Secretary, Sterling Construction Company, Inc., 1800 Hughes Landing Blvd. — Suite 250, The Woodlands, Texas 77380; or by e-mail to the corporate secretary at: Reports@Lighthouse-Services.com. The communication will be forwarded to the appropriate director or directors, unless it is frivolous. If the communication is voluminous, the corporate secretary will summarize it and furnish a summary to the appropriate director or directors.

Director Compensation
In setting director compensation, we consider the significant amount of time directors dedicate in fulfilling their duties as directors, as well as the skill-level required to be an effective member of our board. We also seek to align the directors’ compensation with our stockholders’ interest by delivering a substantial portion of that compensation in the form of equity-based compensation. The corporate governance and nominating committee reviews the form and amount of director compensation and, with the advice of the chair of the compensation committee, makes recommendations to the full board. We use a combination of cash and equity-based incentive compensation to compensate our non-employee directors, as described below.

Cash Compensation
Effective May 1, 2017, each non-employee director receives an annual fee paid monthly consisting of, as applicable:

•	$50,000 for serving on our board (including the chairman of the board of directors), increased from $30,000;

•	$25,000 for serving as chair of the audit committee (including if performed by the chairman of the board of directors);

•	$15,000 for serving as chair of the compensation committee (unless performed by the chairman of the board of directors);

•	$10,000 for serving as chair of the corporate governance and nominating committee (unless performed by the chairman of the board of directors); and

•	$100,000 for serving as chairman of the board of directors.
Also, each director receives reimbursement for reasonable out of pocket expenses incurred in attending board and committee meetings, as well as investor conferences and education programs attended at the request of the company.
In addition to the annual director fees, each non-employee-director (other than the chairman) receives a fee of $1,500 for attending each board meeting in person, and a fee for attending any committee meeting (of which he or she is a member) in person:

•	$1,000 per audit committee meeting (in connection with a board meeting) or $1,500 per audit committee meeting (not in connection with a board meeting); and

•
$500 per compensation or corporate governance and nominating committee meeting (in connection with a board meeting) or $750 per compensation or corporate governance and nominating committee meeting (not in connection with a board meeting).

For participation at a board or committee meeting by telephone, each non-employee director (other than the chairman) instead receives $500 (if less than an hour) or $750 (if over an hour) per meeting attended by telephone. In connection with their service on the special committee of the board in 2017, Ms. Davenport and each of Messrs. Hemsley, Patton, Schaum and Scott received additional fees in the amount of $1,500.
Equity-Based Compensation
Each non-employee director also receives equity-based compensation under our stockholder-approved stock incentive plan consisting of annual grants of restricted stock. Each year on the day of annual meeting of stockholders, each non-employee director is awarded shares of restricted stock with an aggregate grant date value of $50,000. The restricted stock vests the day prior to the following year’s annual meeting of stockholders, with potential accelerated vesting in the event that the non-employee director dies or becomes permanently disabled, or in the event there is a qualifying change of control of the company. The restricted stock is forfeited if prior to vesting, the director ceases to be a director for any other reason.
2017 Director Compensation
The table below summarizes the total compensation paid to or earned by our non-employee directors during 2017. The amount included in the “Stock Awards” column reflects the aggregate grant date fair value of the restricted stock, and does not necessarily reflect the income that will ultimately be realized by the director for these stock awards. Mr. Cutillo did not receive any compensation for his service on our board of directors, and Mr. Varello did not begin receiving compensation for service on our board of directors until April 28, 2017, when he ceased serving as an officer of the company. The compensation paid to Messrs. Cutillo and Varello, including compensation received in Mr. Varello’s capacity as a director, during 2017 is reflected in the "2017 Summary Compensation" table on page 29.

Name of Director	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Marian M. Davenport	$72,083	$49,994	$122,077
Maarten D. Hemsley	$70,167	$49,994	$120,161
Raymond F. Messer (2)	$43,833	$49,994	$93,827
Charles R. Patton	$56,583	$49,994	$106,577
Richard O. Schaum	$79,083	$49,994	$129,077
Milton L. Scott	$168,333	$49,994	$218,327
_____________________

(1)
Amounts reflect the aggregate grant date fair value of the restricted stock, which is valued on the date of grant at the closing sale price per share of our common stock in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, disregarding the effect of forfeitures. On April 28, 2017, each non-employee director was granted 5,257 shares of restricted stock, which had a grant date fair value of $9.51 per share. As of December 31, 2017, each non-employee director had 5,257 shares of restricted stock outstanding.

(2)	Mr. Messer was first elected as a director at the 2017 annual meeting, and was appointed to the audit and compensation committees on April 28, 2017.
_____________________

Proposal No. 1: Election of Directors
In accordance with our bylaws, effective as of the annual meeting, our board of directors has fixed the current number of directors at seven. Upon recommendation of our corporate governance and nominating committee, our board of directors has nominated Joseph A. Cutillo, Marian M. Davenport, Maarten D. Hemsley, Raymond F. Messer, Charles R. Patton, Richard O. Schaum and Milton L. Scott to serve as our directors, each until the next annual meeting and election of their successor. All of the nominees are current directors. Each nominee has consented to being named as a nominee in this proxy statement and to serve as a director if elected. The persons named as proxies intend to vote your shares of our common stock for the election of each of the director nominees, unless otherwise directed. If, contrary to our present expectations, any of the nominees is unable to serve, the proxy holders may vote for a substitute nominee. The board has no reason to believe that any of the nominees will be unable to serve.
Our board and the corporate governance and nominating committee are considering the expansion of our board and are in the process of identifying qualified candidates with highly additive skills and relevant experience to maximize the Board’s effectiveness. We believe that nominating a director to serve the company is a significant undertaking that requires a thoughtful and diligent process, both in the identification of a pool of potential candidates and in determining which specific candidate will best serve the company. Although this process was not completed in time to nominate a new director at the annual meeting, we hope to select a candidate soon, and will follow the election procedures set forth in our bylaws. In selecting a nominee to serve as a member of our board, the corporate governance and nominating committee will adhere to the principles outlined in our board governance guidelines and will be mindful of the Board’s desire to increase Board diversity. See “Consideration of Director Nominees” for more information.
Vote Required to Elect Director Nominees
Under our bylaws, in an uncontested election, our directors are elected by a majority of the votes cast. In contested elections where the number of nominees exceeds the number of directors to be elected, directors are elected by a plurality vote, with the director nominees who receive the most votes being elected.
As a condition to nomination for election or reelection to the Board, each incumbent director or director nominee submits to the board in advance of the annual meeting an executed irrevocable letter of resignation that is deemed tendered if the director fails to receive the votes required for election or reelection. Such resignation shall only be effective upon acceptance by the board of directors, which effective time may be deferred until a replacement director is identified and appointed to the board.
If an incumbent director fails to achieve a majority of the votes cast in an uncontested election, the corporate governance and nominating committee will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act promptly on the corporate governance and nominating committee's recommendation, considering all factors that the Board of Directors believes to be relevant, and will publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
EACH OF THE SEVEN DIRECTOR NOMINEES.

Information about Nominees and Continuing Directors
The table below provides certain information as of March 13, 2018, with respect to the director nominees. The biography of each of the directors contains information regarding the person’s business experience, director positions with other public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes and skills that caused our board to determine that the person should be nominated to serve as a director of the company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

The table below shows certain information about the nominees.

Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Director Since

Joseph A. Cutillo	52
Mr. Cutillo has served as the Chief Executive Officer of the company since 2017. He joined the company in October 2015 as Vice President, Strategy & Business Development. In May 2016, he was promoted to Executive Vice President and Chief Business Development Officer. In February 2017, he was promoted to President of the company and in April 2017 he was promoted to Chief Executive Officer. Prior to joining the company, Mr. Cutillo was President and Chief Executive Officer of Inland Pipe Rehabilitation LLC, a $200 million private equity-backed trenchless pipe rehabilitation company, from August 2008 to October 2015.

Experience, Qualifications, Attributes & Skills. Mr. Cutillo brings to the board his thirty years of managerial experience and a deep understanding of emerging opportunities in heavy civil construction, industrial, and water infrastructure markets. In addition, Mr. Cutillo’s knowledge and understanding of the Company’s operational strategy and organizational structure, together with his operational and leadership experience at various levels of management contribute to the breadth and depth of the board’s deliberations. Mr. Cutillo holds a Bachelor of Science in Mechanical Engineering from Northeastern University.
			2017

Chief Executive Officer of Sterling Construction Company, Inc.

Marian M. Davenport (Independent)	64
Ms. Davenport has served on the Board of Directors and as Executive Director of Genesys Works - Houston, a nationally-recognized nonprofit organization that trains and employs high school seniors from underserved communities to work as professionals in major corporations, since April 2013. Ms. Davenport was associated with Big Brothers Big Sisters, a non-profit organization that provides one-to-one mentoring for children from September 2004 to April 2013. During this period, she held various positions in its affiliated organizations, including serving as President & Chief Executive Officer of Big Brothers Big Sisters of Greater Houston from September 2004 to June 2010, and Senior Vice President, Operations and Capacity Building of Big Brothers Big Sisters Lone Star from June 2010 to March 2013. Ms. Davenport was employed by Dynegy Inc., a publicly-traded company in the business of power distribution, marketing and trading of gas, power and other commodities, midstream services and electric distribution from April 1997 to December 2013. She joined Dynegy as General Counsel, Commercial Development and rose to the position of Senior Vice President, Legislative and Regulatory Affairs.

			2014

Executive Director, Genesys Works - Houston

Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Director Since
Ms. Davenport (cont.) Committees: Corporate Governance and Nominating (Chair) Compensation
Experience, Qualifications, Attributes & Skills. Ms. Davenport brings to the board her background as a lawyer, with experience in corporate governance and securities compliance, having served as general counsel of a public company. Ms. Davenport gained extensive leadership and managerial experience as an executive in the energy industry while employed with Dynegy, where she managed the development of large natural gas-fired power plants and played a pivotal role in improving the performance of critical company functions, including human resources. Ms. Davenport's more recent career in the non-profit sector providing mentoring and workforce development opportunities for disadvantaged youth brings a new perspective and expertise to the Company, which operates in an industry where finding competent candidates for employment at all levels is more and more competitive. In sum, Ms. Davenport's extensive background in both the for-profit and non-profit sectors brings cognitive diversity to the board and the committees on which she serves. Ms. Davenport holds a Bachelor of Arts degree, Liberal Arts and Sciences, from The Colorado College, of Colorado Springs, Colorado, and a Juris Doctorate from the University of Denver, College of Law, in Denver, Colorado. Ms. Davenport is a member of the Texas State Bar.

Maarten D. Hemsley (Independent)	68
Mr. Hemsley founded New England Center for Arts & Technology, Inc. (NECAT), a career-directed educational non-profit serving resource-limited adults in Boston, Massachusetts, in 2010 and currently serves as its Chairman and President. Prior to founding NECAT, he served as the Company's President and Chief Operating Officer from 1988 until 2001, and its Chief Financial Officer from 1998 until 2007. From 2001 until retiring in March 2012, Mr. Hemsley was engaged by Harwood Capital LLP (Harwood) (formerly JO Hambro Capital Management Limited), an investment management company based in the United Kingdom. During that period, Mr. Hemsley served as a Fund Manager, Senior Fund Manager and Senior Advisor to several investment funds managed by Harwood.
Other Directorships. From 2003 until February 2016, Mr. Hemsley was a director of Sevcon, Inc., a public company (during his term) that manufactures electronic controls for electric vehicles and other equipment. He has also served on the boards of a number of privately-held companies in the United Kingdom.
Experience, Qualifications, Attributes & Skills. Mr. Hemsley has extensive financial experience and managerial skills gained over many years managing investment funds, serving the Company, including nine years as Chief Financial Officer and thirteen years as President, and serving as the chief financial officer of several medium-sized public and private companies in a variety of business sectors in the U.S. and Europe. His knowledge of the Company, derived from more than twenty-five years of service, as well as his analytical skills honed as a fund manager responsible for making investment decisions and overseeing the management of a wide range of portfolio companies, enable him to contribute to the board's oversight of the Company's business, its financial risks, its executive compensation arrangements, the risks inherent in its acquisition program and in post-acquisition integration issues. Mr. Hemsley is a Fellow of the Institute of Chartered Accountants in England and Wales.

			1998

Founder, Chairman and President of New England Center for Arts & Technology, Inc. Committees: Audit Corporate Governance and Nominating

Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Director Since

Raymond F. Messer (Independent)	70
Mr. Messer is Chairman Emeritus of Walter P Moore, a private international company that provides structural, diagnostic, civil, traffic, parking, transportation, water resources and Intelligent Transportation Systems (ITS) engineering services. Mr. Messer served as the Director of Design-Build and Senior Principal of from January 2015 until his retirement in June 2017. Mr. Messer served as President and Chief Executive Officer of Walter P Moore from July 1993 until January 2015, when he implemented the company’s leadership transition plan and assumed the position of Director of Design-Build, both to remain available for consultation with his successor and to establish a better presence for the firm in the design-build construction market. Mr. Messer joined Walter P. Moore in November 1981 as the Director of Pre-stressed Concrete Design. In February 1984, he was named the Manager of Walter P Moore’s Tampa, Florida office, and held that position until assuming the role of President and Chief Executive Officer. Mr. Messer served on Walter P Moore's board of directors from April 1986, until April 2015, and served as chairman of the board from June 1998 to April 2015 Prior to joining Walter P Moore, Mr. Messer served in various roles of increasing responsibility at Exxon Research and Engineering, HNTB Corporation, Bechtel Corporation, and VSL International Ltd.

Other Directorships. Mr. Messer serves on the board of Kennedy/Jenks Consultants, a private environmental and water resources engineering company, where he chairs the nominating and compensation committees. He also serves on the board of Braun Intertec, a private materials testing and geotechnical engineering firm, where he serves on the compensation/human resources and nominating committees. He serves on the boards of not-for-profits Texas Higher Education Foundation, Stages Theatre, Genesys Works. He has also served on the national executive committee of the American Council of Engineering Companies.

Experience, Qualifications, Attributes & Skills. In addition to his engineering degrees, Mr. Messer brings to the board over 40 years of practical experience in engineering design, project management and construction, all matters that relate directly to the Company's construction businesses. During his tenure as President and Chief Executive Officer of Walter P. Moore, he acquired leadership, managerial and corporate governance skills that contribute to the board’s industry-specific expertise and ability to fulfill its responsibilities. In addition, the variety of his private and not-for-profit board experience enables him to bring to the Company valuable strategic insights into board matters generally. Mr. Messer is a Licensed Professional Engineer in Texas, Florida and New York. He holds a Bachelor of Arts in Mathematics from Carroll College, Helena Montana and a Bachelor of Science in Civil Engineering and a Master of Science in Engineering Mechanics from Columbia University.
			2017

Chairman Emeritus, Walter P Moore Committees: Audit Compensation

Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Director Since

Charles R. Patton (Independent)	58
Mr. Patton has served as the Executive Vice President, External Affairs, of American Electric Power Company, Inc. (AEP) one of the largest electric utilities in the U.S., serving nearly 5.4 million customers in 11 states, since January 2017. In this role, Mr. Patton is responsible for leading AEP's customer services, regulatory, communications, federal public policy and corporate sustainability initiatives. Mr. Patton served as President and Chief Operating Officer of Appalachian Power Company, an electric utility serving approximately one million customers in West Virginia, Virginia and Tennessee from June 2010 until January 2017, As President and Chief Operating Officer of Appalachian Power Company, a unit of AEP, Mr. Patton was responsible for distribution operations and a wide range of customer and regulatory relationships. From June 2008 to June 2010, Mr. Patton served as Senior Vice President of Regulatory Policy before transitioning to the role of Executive Vice President of AEP's Western Utilities where he was responsible for oversight of utilities in Texas, Louisiana, Arkansas and Oklahoma. From May 2004 to June 2008, Mr. Patton held various executive positions with AEP, including the position of President and Chief Operating Officer of AEP Texas, where he was responsible for external affairs in Texas and in the Southwestern region of AEP. Before joining AEP in December 1995, Mr. Patton spent nearly 11 years in the energy and telecommunications business with Houston Lighting & Power Company.
Other Directorships. Mr. Patton served as a director of the Richmond Federal Reserve Bank from January 2014 through 2016.
Experience, Qualifications, Attributes & Skills. Mr. Patton brings to the board his extensive experience in the utilities industry considerable high-level management experience, both of which benefit the board in its deliberations by bringing a different perspective than any other director. Mr. Patton received a bachelor’s degree (cum laude) from Bowdoin College in Brunswick, Maine, and a master’s degree from the LBJ School of Public Policy at the University of Texas in Austin.

			2013

Executive Vice President - External Affairs American Electric Power Company, Inc. Committee: Compensation

Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Director Since
Richard O. Schaum (Independent)	71
Mr. Schaum has served as the General Manager of 3rd Horizon Associates LLC, a technology assessment and development company since May 2003. From October 2003 until June 2005, he was also Vice President and General Manager of Vehicle Systems for WaveCrest Laboratories, Inc., where he led the company’s vehicle systems development group. Prior to that, Mr. Schaum spent more than thirty years with DaimlerChrysler Corporation, and its predecessor, Chrysler Corporation, where he served as Executive Vice President, Product Development from January 2000 until his retirement in March 2003.
Other Directorships. Mr. Schaum is currently a director of BorgWarner Inc., a publicly-traded company that manufactures and sells technologies for automotive propulsion systems, and Gentex Corporation, a publicly-traded company that manufactures and sells automotive electro-chromic dimming mirrors, windows, camera-based driver assist systems, and commercial fire protection products.
Experience, Qualifications, Attributes & Skills. Mr. Schaum brings to the board his extensive executive and management experience at all levels in a Fortune 100 company, and knowledge of, and interest in, corporate governance matters, gained while on the board of a Fortune 500 company. In addition, his technical background and his operating experience at all levels of management contribute to the breadth and depth of the board's deliberations. Mr. Schaum is a fellow of the Society of Automotive Engineers and served as its President from 2007 to 2008. He earned a B.S. in Mechanical Engineering from Drexel University and an M.S. in Mechanical Engineering from the University of Michigan.

			2010

General Manager, 3rd Horizon Associates LLC Committees: Audit Compensation (Chair)

Milton L. Scott (Independent) Chairman of the Board of Directors of Sterling Construction Company, Inc.	61
Mr. Scott has served as the Chairman and Chief Executive Officer of the Tagos Group, LLC (Tagos), which holds an investment in cement technology and provides expertise in Supply Chain Advisory Services and Anti-Corrosion Technology, since April 2007. From October 2012 to November 2013, Mr. Scott was also the Chairman and Chief Executive Officer of CorrLine International, LLC (CorrLine), a private company that manufactured CorrX, a surface decontamination product that treats and destroys the primary cause of premature coating failures. CorrLine was placed into involuntary Chapter 7 bankruptcy in August 2014, and in October 2014, Tagos purchased the assets of CorrLine and placed them in a subsidiary of Tagos, TGS Solutions, LLC, of which Mr. Scott is Chairman and Chief Executive Officer. Mr. Scott was previously associated with Complete Energy Holdings, LLC, a company of which he was Managing Director until January 2006, and which he co-founded in January 2004 to acquire, own and operate power generation assets in the United States. From March 2003 to January 2004, Mr. Scott was a Managing Director of The StoneCap Group, an entity formed to acquire, own and operate power generation assets. From October 1999 to November 2002, Mr. Scott served as Executive Vice President and Chief Administrative Officer at Dynegy Inc., a public company in the business of power distribution, marketing and trading of gas, power and other commodities, midstream services and electric distribution. From July 1977 to October 1999,

			2005

Chairman and Chief Executive Officer of the Tagos Group, LLC

Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Director Since
Mr. Scott (cont.) Committees: Audit (Chair) Corporate Governance and Nominating
Mr. Scott was a partner with the Houston office of Arthur Andersen LLP, a public accounting firm, where from 1996 to 1999, he served as partner in charge of the Southwest Region Technology and Communications practice. Mr. Scott was elected chairman of the Company’s board of directors in March 2015.
Other Directorships. Mr. Scott is Chairman and Chief Executive Officer of TGS Solutions, LLC, a private company that manufactures Corrx, a surface decontamination product that treats and destroys the primary cause of premature coating failures. He is also Chairman of Inea International, Ltd. (Inea), a private company that through its wholly-owned subsidiary, VHSC Cement, LLC, has developed a technology that enables the creation of a product that competes with Portland Cement. Tagos has an equity investment in Inea.

Past Directorships. Mr. Scott was lead director of W-H Energy Services, Inc. (then a publicly-traded company in the oilfield services industry) from October 2000 until the company was sold in August 2008.
Experience, Qualifications, Attributes & Skills. Mr. Scott brings to the board his many years of experience as an audit partner at a large public accounting firm as well as leadership, managerial and corporate governance skills acquired during his tenure as a senior executive at a Fortune 500 company, and entrepreneurial skills developed through the founding of several companies in the energy service and technology sectors. He has also served as a chief executive officer of private companies and as the lead director at a public company. Mr. Scott's background and experience enable him to bring to the board and its deliberations a broad range and combination of valuable insights as well as leadership skills, particularly in his role as chairman of the board. Mr. Scott holds a Bachelor of Science in Accounting from Southern University.

Stock Ownership of Directors, Director Nominees and Executive Officers
We believe that it is important for our directors and executive officers to align their interests with the long-term interests of our stockholders. We encourage stock accumulation through the grant of equity incentives to our directors and executive officers and through our stock ownership guidelines applicable to our directors and executive officers.
The table below shows the amount of our common stock beneficially owned as of the record date, March 13, 2018, by each of our director nominees, our named executive officers and our current directors and executive officers as a group. Unless otherwise indicated, all shares shown are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares Not Subject to Unvested Awards	Number of Unvested Shares of Restricted Stock (1)	Total Number of Shares Beneficially Owned	Percent of Outstanding Shares(2)
Marian M. Davenport	30,186	5,257	35,443	*
Maarten D. Hemsley	175,969	5,257	181,226	*
Raymond F. Messer	—	5,257	5,257	*
Charles R. Patton	35,161	5,257	40,418	*
Richard O. Schaum	46,881	5,257	52,138	*
Milton L. Scott	40,050	5,257	45,307	*
Joseph A. Cutillo	46,586	56,848	103,434	*
Ronald A. Ballschmiede	68,287	10,614	78,901	*
Con L. Wadsworth	31,869	—	31,869	*
Richard E. Chandler, Jr.	—	25,000	25,000	*
Paul J. Varello (3)	731,946	—	731,946	2.7%
Roger M. Barzun (4)	18,000	—	18,000	*
All directors and executive officers as a group (10 persons)	474,989	124,004	598,993	2.2%
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* Ownership is less than one percent.

(1)
For more information regarding the restricted stock, see “Director Compensation—Equity-Based Compensation” and “Executive Officer Compensation—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Awards.”

(2)	Based on 27,034,575 shares of our common stock outstanding as of March 13, 2018.

(3)	Mr. Varello resigned as our chief executive officer on April 28, 2017, but continued to serve as a director until December 31, 2017.

(4)	Mr. Barzun resigned on October 27, 2017.

Stock Ownership of Certain Beneficial Owners
The table below shows persons known to us, as of March 13, 2018, to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares (1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,779,241(2)	6.6%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	1,566,403(3)	5.8%
Renaissance Technologies LLC 800 Third Avenue New York, New York 10022	1,924,700(4)	7.1%
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(1)    Based on 27,034,575 shares of our common stock outstanding as of March 13, 2018.

(2)
Based on a Schedule 13G filed with the SEC on February 1, 2018, by BlackRock, Inc. on its own behalf and on behalf of its subsidiaries identified therein, reflecting beneficial ownership as of December 31, 2017. The Schedule 13G reflects 1,779,241 shares held with sole dispositive power and 1,729,468 shares held with sole voting power.

(3)
Based on a Schedule 13G filed with the SEC on February 9, 2018, by Dimensional Fund Advisors LP, reflecting beneficial ownership as of December 31, 2017. The Schedule 13G reflects 1,566,403 shares held with sole dispositive power and 1,480,152 shares held with sole voting power.

(4)
Based on Schedule 13G filed with the SEC on February 14, 2018, by Renaissance Technologies LLC, reflecting beneficial ownership as of December 31, 2017. The Schedule 13G reflects: (i) 1,811,731 share held with sole dispositive power and 112,969 shares held with shared dispositive power; and (ii) 1,749,481 shares held with sole voting power.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10 percent of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely upon our review of such reports and amendments thereto filed during 2017, and written representations from our directors and executive officers, we believe that all required reports were timely filed.

Executive Officer Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis, or CD&A, describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our current chief executive officer, our former chief executive officer, our chief financial officer and the each of our other three executive officers during 2017 (collectively referred to as our named executive officers or NEOs). Our named executive officers for 2017 are:

NEO	Title
Joseph A. Cutillo	Chief Executive Officer
Ronald A. Ballschmiede	Executive Vice President & Chief Financial Officer, Chief Accounting Officer, Treasurer
Con L. Wadsworth	Executive Vice President & Chief Operating Officer
Richard E. Chandler, Jr.	Executive Vice President, General Counsel & Secretary
Paul J. Varello	former Chief Executive Officer
Roger M. Barzun	former Senior Vice President & General Counsel; Secretary

Executive Summary
We are a construction company that specializes in (1) the heavy civil construction industry and (2) residential concrete projects, primarily in Arizona, California, Colorado, Hawaii, Nevada, Texas, Utah, and other states in which there are feasible construction opportunities. Our heavy civil construction projects include highways, roads, bridges, airfields, ports, light rail, water, wastewater and storm drainage systems, foundations for multi-family homes, commercial projects and parking structures. Our residential construction projects include concrete foundations for single-family homes.
During 2017, we implemented the final phase of our recent management succession plan. Mr. Varello, our former chairman of the board, assumed the role of chief executive officer in February 2015, when our former chief executive officer left the company. He served in that role pursuant to an employment agreement until April 2017, when the board appointed Mr. Cutillo as our new chief executive officer. Mr. Varello remained a member of our board through the end of 2017. In addition, in October 2017, Mr. Barzun, our former senior vice president and general counsel, resigned from the company and Mr. Chandler was appointed to fill that role.

2017 Business Highlights.

•	Revenues increased 38.8%, from $690.1 million in 2016 to $958.0 million in 2017

•	Operating income for 2017 was $26.2 million, compared to an operating loss of $4.7 million in 2016

•	Gross margins increased by 52.5%, from 6.1% in 2016 to 9.3% in 2017

•	Stock price growth of 92%, from $8.46 per share at year end 2016 to $16.28 per share at year end 2017

•	Diluted net earnings per share attributable to common stockholders for 2017 was $0.43, compared to a net loss per share of $0.40 for 2016

•	Completed the transformative acquisition of Tealstone Residential Concrete, Inc. and Tealstone Commercial, Inc.

•	Secured new $85 million credit facility

•	Relisted on the Russell 3000

Compensation Governance and Best Practices.
Our executive compensation program is designed and managed by the independent compensation committee of our board. The committee annually reviews the components and structure of our compensation program to ensure that the program supports our business objectives and is aligned with the interests of our stockholders. As part of this review, the committee seeks input from its independent compensation consultant as it deems necessary to provide an outside perspective and evaluation of our program. The committee also values our stockholders’ views on our program. Based on last year’s annual stockholder advisory vote on executive compensation (say-on-pay), more than 90% of our stockholders indicated their support for our program.

We believe the following compensation governance practices and policies promote the accountability of our executives and strengthen the alignment of our executive and stockholder interests:

Compensation Best Practices:

➢    Incentives Based on Performance – awards under our annual incentive program are based on the achievement of company and individual performance goals.
➢    50% of Annual Awards Paid in Restricted Stock Units – our annual incentive program provides that 50% of the award is paid in cash and 50% of the award is paid in restricted stock units, that vest over a three-year period, thus aligning with our stockholders’ interests.
➢    Clawback Policy – cash and equity awards under our annual incentive program are subject to clawback.

➢    Anti-Hedging Policy – we prohibit our executive officers and directors from entering into hedging arrangements with respect to our securities.
➢    Anti-Pledging Policy – beginning in 2018, we prohibit our executive officers and directors from pledging our securities.
➢    Executives Subject to Stock Ownership Guidelines – although we have required our executive officers to maintain certain levels of ownership in our company, in January 2018 we strengthened our stock ownership guidelines requiring each executive officer to acquire and maintain ownership of shares equal to a certain multiple of his base salary (5x for CEO, 3x for other executive officers). See “Stock Ownership Guidelines” below for more information.
➢    Engagement of Independent Compensation Consultant – as necessary, the compensation committee retains an independent compensation consultant to evaluate our compensation programs.
➢    No Tax Gross-Ups – we do not provide our NEOs with any tax gross-ups.

How We Determine and Assess Executive Compensation

Role of Independent Compensation Consultant.

To assist in evaluating our compensation practices and the level of compensation provided to our executives, the compensation committee from time to time retains an independent compensation consultant to provide advice and ongoing recommendations on these matters that are consistent with our business goals and pay philosophy. We believe that this input and advice produces more informed decision-making and assures that an objective perspective is considered in this important governance process. The compensation committee has retained Meridian Compensation Partners, LLC (Meridian) as its executive compensation consultant. The compensation committee assessed Meridian’s independence and concluded that Meridian’s work does not raise any conflicts of interest.
For 2017, the scope of Meridian’s engagement included providing market data which the committee referenced in evaluating 2017 compensation levels and assisting with the redesign of our compensation program structure for 2018.

Market Data and Peer Group.

In December 2016, Meridian was asked to benchmark the compensation of our executive officers as a reference for our committee to determine 2017 compensation levels. In seeking a useful peer group, the compensation committee and Meridian recognized that there are few publicly-traded companies in the heavy civil construction business that are close to the company's size. Most other publicly-traded heavy civil construction companies are much larger than the company and are companies with which we rarely compete. Accordingly, we use a number of comparative factors incorporating financial, industry-specific, and both objective and subjective elements to determine a group of appropriate firms for executive compensation benchmarking. The most common criterion for peer group inclusion is industry similarity. Other criterion includes similar business model, competition for business or executive talent, size (including revenue, market capitalization, assets, and geographic presence. Following this analysis, the compensation committee decided to use the following peer group, which reflects companies with a median revenue that approximated our own (based on the trailing four quarter revenue as of November 2016):

Company	Revenue
U.S. Concrete, Inc.	$1,113
Willbros Group Inc.	$785
Great Lakes Dredge & Dock Corporation	$777
Layne Christensen Company	$632
IES Holdings, Inc.	$696
Orion Group Holdings, Inc.	$596
Argan, Inc.	$585
25th Percentile	$614
50th Percentile	$696
75th Percentile	$781
STERLING CONSTRUCTION CO INC	$674
Estimated Percentile Rank	44%

Additionally, Meridian provided supplemental market data from Equilar’s Top 25 Executive Compensation Survey for companies across a variety of industries with revenues between $500 million and $900 million (median of $692 million).

Role of Chief Executive Officer

Our chief executive officer makes recommendations to the compensation committee regarding the base salary and incentive compensation awards for our other executive officers, based on his qualitative judgment regarding each officer’s individual performance, although the compensation committee makes all final compensation decisions regarding our executive officers. Our chief executive officer is not present when the compensation committee discusses or determines any aspect of his compensation.

Objectives of Our Compensation Program

The compensation committee is responsible for designing, implementing, and administering our executive compensation program. The compensation committee seeks to increase stockholder value by:
•rewarding past performance and incentivizing future performance;
•fostering a culture of ownership;
•providing a level of total compensation that will enable the company to attract and retain talented executive officers; and
•promoting sound compensation governance practices that encourage prudent decision-
making.

The compensation committee believes compensation should reward achievement of business performance goals, recognize individual initiative and leadership and link the interests of the executives and stockholders.

2017 Executive Compensation Program

During 2017, our executive compensation program included two primary components: base salary and annual incentive awards payable in a combination of cash and equity.

After reviewing these components of our compensation program, the compensation committee believes that the risks arising from our compensation policies and practices for our employees, including our executive officers, are not reasonably likely to have a material adverse effect on the company. Further, the compensation committee believes that certain features of our compensation program, including our clawback, anti-hedging and anti-pledging policies, our stock ownership guidelines and our use of both cash- and equity-based awards, help to manage any compensation-related risks.

Base Salaries.

Our philosophy is that base salaries, which provide fixed compensation, should meet the objective of attracting and retaining the executive officers needed to manage our business successfully. Actual individual salary amounts reflect the compensation committee’s judgment with respect to each executive officer’s responsibility, performance, work experience and the individual’s historical salary level. As noted previously, during 2017 the company appointed a new chief executive officer and a new executive vice president & general counsel, and the compensation committee reviewed benchmarking data previously provided by Meridian to establish the appropriate levels of compensation for Messrs. Cutillo and Chandler. The compensation committee also approved a modest increase to the base salary of Mr. Ballschmiede during 2017. These changes are reflected in the table below:

Name	Base Salary as of December 31, 2016(1)	Base Salary as of December 31, 2017(1)	Percent Increase
Mr. Cutillo(2)..............	$325,000	$550,000	69%
Mr. Ballschmiede......	$414,874	$439,874	6%
Mr. Wadsworth.........	$425,000	$425,000	—%
Mr. Chandler(3)..........	n/a	$325,000	n/a
_______________________

(1) Base salary amounts reflect each executive's designated base salary level as of the last day of the relevant calendar year, and include adjustments made during the calendar year. Amounts shown do not reflect the total base salary paid for such calendar year. The actual amount of base salary paid to each NEO during each relevant calendar year is listed on the "2017 Summary Compensation" table on page 29.

(2) Mr. Cutillo’s base salary was increased twice during 2017. Effective February 13, 2017, his base salary was increased to $450,000 upon his promotion to President of the company, and then effective April 28, 2017, his base salary was increased to $550,000 in recognition of his promotion to chief executive officer.

(3) Mr. Chandler joined the company on October 12, 2017.

Incentive Compensation Program.

Annual incentive awards represent variable components of compensation designed to reward our executive officers if the company achieves the established performance goal and if the executive achieves his or her individual performance goals, as applicable. In February 2017, the compensation committee established the framework for the 2017 executive incentive compensation program. Under the program, the incentive awards for our NEOs could be earned based on the following: 75% of the award is based on the company’s achievement of earnings per share (EPS) of $0.18 (the target), and 25% is based on the executive’s attainment of pre-established individual performance goals. Of our NEOs, only Messrs. Cutillo, Ballschmiede and Wadsworth participated in the program for 2017, and each was assigned a target award level based on a percentage of his base salary received during 2017, as described below:

Name	Annual Base Salary	Target Incentive Compensation as a % of Base Salary	% Based on EPS Goal	Target Award (EPS)	% Based on Individual Performance Goals	Target Award (Individual)
Mr. Cutillo.................	$503,274	195%	75%	$736,038	25%	$245,346
Mr. Ballschmiede......	$439,874	170%	75%	$560,839	25%	$186,946
Mr. Wadsworth.........	$425,000	170%	75%	$541,875	25%	$180,625

With respect to the EPS goal, the committee established threshold (80% of target) and maximum (120% of target) goals as well, and executives could earn between 80% and 120% of the applicable target award based on the level of achievement of the EPS goal. With respect to the individual performance goals, the executives could earn no more than 100% of the applicable target award based on performance. The pre-established individual performance goals, which represented 25% of the target award, varied by executive, and included the following: completion of strategic acquisitions, ensuring that the company’s strategic plan and budget are fully developed, presented and implemented, cost reductions, and succession planning.

Payment of one-half of any incentive compensation earned under the program is made in cash, and one-half is made in the form of an award of time-based restricted stock units (RSUs) that are subject to a three-year vesting period, with one-third of the RSUs vesting on January 1, 2019 and on each of the next two anniversaries thereof. The number of RSUs is determined using the simple average of the closing prices of the common stock in December 2017.

In March 2018, the compensation committee met and determined that the Company had achieved EPS in the amount of $0.43, which resulted in 120% payout of this EPS component. In addition, the compensation committee evaluated the performance of each of the NEOs relative to the individual performance goals set for each, and determined that each executive had achieved the individual goals as reflected in the table below. As a result, in March 2018, the compensation committee approved the following payouts to the NEOs:

Name	% of Target Earned (EPS)	Award Based on EPS	% of Target Earned (Individual)	Award Based on Individual	Total 2017 Award Earned	Value Paid in Cash	Value Paid in RSUs	No. of RSUs Granted(1)
Mr. Cutillo............	120%	$883,246	100%	$245,346	$1,128,592	$564,296	$564,296	32,904
Mr. Ballschmiede	120%	$673,007	100%	$186,946	$859,954	$429,977	$429,977	25,072
Mr. Wadsworth....	120%	$650,250	85%	$153,531	$803,781	$401,891	$401,891	23,434
_______________________________

(1) The number of RSUs granted to each executive was determined by dividing the award value paid in RSUs by $17.15, which was the simple average of the closing prices of the common stock in December 2017.

Changes to Incentive Compensation Program for 2018

In January 2018, the compensation committee approved a new senior executive incentive compensation plan. The plan, which is effective for fiscal years beginning in 2018, consists of an annual incentive program, which is referred to as the Short-Term Incentive, or STI, and a three-year incentive program, which is referred to as the Long-Term Incentive, or LTI. The STI and the LTI are performance driven programs, and reflect the pay-for-performance philosophy of the company by linking the opportunity to earn additional compensation to the achievement of short-term and long-term company financial and strategic goals.

This new program differs from the company’s prior program in the following ways:

•	It provides that payout of the short-term incentive award will be made solely in cash.

•	It establishes a separate long-term incentive program with a three-year performance cycle.

•
The long-term incentive awards will be delivered in the form of a time-based RSU grant (representing 50% of the target value) and a performance share unit (representing 50% of the target value), which will be earned based on achievement of an EPS goal over the performance cycle.

Clawback Policy
The company's clawback policy applies to all incentive compensation paid to an employee, including our executive officers (whether paid in cash or in equity) that was based on financial statements that are subsequently restated. Following such a restatement, the compensation shall be adjusted, if necessary, so that the employee will have received no more and no less than the amount that he or she would have received had the incentive award been calculated based on the restated financial results. The policy applies regardless of the employee’s culpability or fault with respect to the error, event, act or omission that caused the restatement.

Stock Ownership Guidelines

We encourage stock accumulation because we believe that it is important for our executive officers to align their interests with the long-term interests of our stockholders. Accordingly, our board of directors adopted stock ownership guidelines applicable to our executive officers. Under the guidelines, each of our executive officers is encouraged to maintain ownership of shares of our common stock valued at five times (for our CEO) or three times (for our other executive officers) his or her base salary. Shares of our common stock owned individually or jointly, shares held by members of the executive’s immediate family or by a trust for the executive or his immediate family, as well as shares subject to unvested restricted stock and RSUs are counted for purposes of the stock ownership guidelines.

Our executive officers have five years from the date of their respective appointments (or from January 17, 2018, the date upon which the guidelines were revised, whichever is later) to attain these ownership levels. Until the specified ownership levels are met, our executive officers are expected to retain 75% of the net shares issued upon the vesting of equity awards granted by the company, after deducting any shares used to pay applicable taxes. All of our executive officers are currently in compliance with the guidelines, and as they have all been in their respective positions with the company for less than three years, each has until January 17, 2023 to reach his target ownership level.

Limited Executive Perquisites and No Special Retirement Benefits
We seek to maintain a cost conscious culture in connection with the benefits provided to our executive officers. As a result, we provide limited perquisites to our executive officers. Please see “Executive Compensation Tables—2017 Summary Compensation Table” for a description of the perquisites provided in 2017.

Retirement benefits fulfill an important role within our overall executive compensation objectives by providing a financial security component, which in turn promotes retention. However, our executive officers do not receive any retirement benefits that are not generally available to our other full-time employees. We maintain a 401(k) plan, a tax-qualified defined contribution retirement plan in which our executive officers are eligible to participate, which currently provides a 5% employer match. We do not maintain any excess benefit plans, defined benefit or pension plans, or any deferred compensation plans.

No Cash Severance and Change of Control Benefits

We currently do not have employment agreements with any of our executive officers, nor do we have any agreements or plans in place providing for cash payments in connection with a termination of employment or a change of control transaction. However, the terms of our outstanding restricted stock awards provide that vesting of the award will be accelerated in connection with certain terminations of employment and also upon the occurrence of a qualifying change of control.

The value of the potential acceleration of outstanding restricted stock awards as of December 31, 2017 under these scenarios is more fully described in “Potential Payments upon Termination or Change in Control” on page 33.

Tax and Accounting Considerations

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation awarded to our executive officers. However, the compensation committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the company with the benefit or value to the executive officer.

Compensation Committee Report
The compensation committee of the board has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on such review and discussion, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee on March 1, 2018:

Richard O. Schaum, Chair
Marian M. Davenport
Raymond F. Messer
Charles R. Patton

Executive Compensation Tables

The table below summarizes the total compensation paid to or earned by our named executive officers for the fiscal years ended December 31, 2017, 2016 and 2015.

2017 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total
Joseph A. Cutillo……….......……	2017	$503,274	—	$1,039,796	$564,296	$27,327	$2,134,693
Chief Executive Officer (3)	2016	$314,423	—	$87,750	$87,750	$13,250	$503,173

Ronald A. Ballschmiede…...........	2017	$439,874	—	$429,977	$429,977	$13,500	$1,313,328
Executive Vice President &	2016	$403,420	—	$136,000	$136,000	$27,551	$702,971
Chief Financial Officer, Chief	2015	$60,000	—	$467,000	—	$97,809	$624,809
Accounting Officer, Treasurer

Con L. Wadsworth………….….…	2017	$425,000	—	—	—	$28,257	$453,257
Executive Vice President &	2016	$420,482	—	—	—	$26,450	$446,932
Chief Operating Officer

Richard E. Chandler, Jr................	2017	$65,000	—	$386,250	—	—	$451,250
Executive Vice President,
General Counsel & Secretary (4)

Paul J. Varello…...…………....…..	2017	$1	—	$53,148	—	$43,497	$96,646
Former Chief Executive Officer (5)	2016	$1	—	—	—	$26,155	$26,156
	2015	$1	—	$1,932,000	—	$27,342	$1,959,343

Roger M. Barzun…………....…….	2017	$96,914	$150,000	—	—	$115,770	$362,684
Former Senior Vice President &	2016	$250,000	—	—	—	—	$250,000
General Counsel; Secretary (4)	2015	$250,000	—	—	—	—	$250,000
________________

(1)
Amounts included for 2017 reflect the aggregate grant date value of restricted stock awarded in 2017, as well as RSUs awarded in 2018 in payment of 50% of the 2017 executive incentive compensation award. The grant date fair value of the restricted stock and RSUs is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718. See the “Grants of Plan-Based Awards” table for more information regarding the RSU awards granted as part of our executive incentive compensation program. For Mr. Varello, represents a grant of 5,257 shares of restricted stock received on June 8, 2017 for compensation as a director of the company, which award was forfeited upon his retirement from the board on December 31, 2017.

(2)
The amounts reported in the “All Other Compensation” column for 2017reflect, for each named executive officer as applicable, the sum of the incremental cost to the company of all perquisites and other personal benefits and all other additional compensation required by SEC rules to be separately quantified, including (a) personal use of company-owned vehicles, (b) health insurance reimbursements, (c) amounts contributed by the company to defined contribution plans, (d) director fees, and (e) paid or accrued severance payments.

	Perquisites and Other Personal Benefits		Additional All Other Compensation
Name	Use of Company-Owned Vehicles	Health Insurance Reimbursements	Plan Contributions	Director Fees	Severance Payments
Mr. Cutillo	$13,737	—	$13,500	—	—
Mr. Ballschmiede	—	—	$13,500	—	—
Mr. Wadsworth	$15,027	—	$13,500	—	—
Mr. Chandler	—	—	—	—	—
Mr. Varello	$5,092	$1,322(a)	—	$37,083	—
Mr. Barzun	—	—	—	—	$115,770(b)

(a)
Mr. Varello's employment agreement provided that in place of his participation in the Company's health plan, the Company would reimburse him for his out-of-pocket costs of maintaining the family health insurance coverage that he was maintaining prior to becoming Chief Executive Officer, or any replacement coverage that he may elect to obtain from time to time.

(b) Represents amounts paid or accrued to Mr. Barzun in connection with his departure from the Company in October 2017, including (i) $100,000, representing continuation of Mr. Barzun’s base salary for 12 months, and (ii) $15,770, representing the value of reimbursement of COBRA premiums for 12 months.
________________

(3)	In April 2017, Mr. Cutillo was appointed Chief Executive Officer of the Company.

(4)	In October 2017, Mr. Chandler was appointed Executive Vice President & General Counsel, Secretary of the Company following Mr. Barzun’s resignation.

(5)	In April 2017, Mr. Varello resigned as Chief Executive Officer of the Company, although he remained a director of the Company until December 31, 2017.

Grants of Plan-Based Awards in 2017

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock and Option Awards
Joseph A. Cutillo
Incentive Compensation	4/28/2017	$588,830	$981,384	$1,128,592	—	—
Restricted Stock Grant	4/28/2017	—	—	—	50,000	$475,500

Ronald A. Ballschmiede
Incentive Compensation	2/10/2017	$448,671	$747,786	$859,954	—	—

Con L. Wadsworth
Incentive Compensation	2/10/2017	$433,500	$722,500	$830,875	—	—

Richard E. Chandler, Jr.
Restricted Stock Grant	10/27/2017	—	—	—	25,000	$386,250

Paul J. Varello
Restricted Stock Grant	06/08/2017	—	—	—	5,257	$53,148

Roger M. Barzun	N/A	N/A	N/A	N/A	N/A	N/A

________________

(1)
For 2017, under our incentive compensation program, Messrs. Cutillo, Ballschmiede and Wadsworth had a target award based on a multiple of salary, with the amount to be earned based on (a) the company’s performance relative to a pre-established EPS target (representing 75% of the target award), and (b) the executive’s performance relative to pre-established individual goals (representing 25% of the target award). The amounts reported represent the estimated threshold, target and maximum possible incentive payments that could have been received by each named executive officer pursuant to the program for 2017. The estimated amounts in the “Target” column were approved by the compensation committee and reflect 195% of base salary for Mr. Cutillo, and 170% of base salary for each of Mr. Ballschmiede and Mr. Wadsworth. The estimated amounts in the “Threshold” column reflect achievement of the threshold level of performance relative to the EPS target, resulting in a payout of 80% of the target award for that component, and 0% achievement on the individual component, as there is no minimum level required for payout. The estimated amounts in the “Maximum” column reflect achievement of the maximum level of performance relative to the EPS target, resulting in a payout of 120% of the target award for that component, and a payout of 100% of target award on the individual component, as that is the maximum that can be earned under that component. Under the terms of the program as approved by the compensation committee in February 2017, any earned award will be paid 50% in cash and 50% in RSUs that will vest in one-third increments on the first three anniversaries of the grant date, with the number of RSUs determined using the simple average of the closing prices of our common stock in December 2017.

For more information, see the section titled “Executive Officer Compensation – Compensation Discussion and Analysis” beginning on page 21.

(2)
Awards in this column represent (a) special grants of restricted stock to Messrs. Cutillo and Chandler, in connection with Mr. Cutillo’s promotion to chief executive officer in April 2017, and Mr. Chandler’s appointment as executive vice president, general counsel and secretary in October 2017, and (b) the grant of restricted stock to Mr. Varello in June 2017 as part of his non-employee director compensation package. As noted above, Mr. Varello forfeited this award when he retired from our board in December 2017.

Outstanding Equity Awards at December 31, 2017

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Joseph A. Cutillo	60,272	$981,228
Ronald A. Ballschmiede	15,921	$259,194
Con L. Wadsworth	—	—
Richard E. Chandler, Jr.	25,000	$407,000
Paul J. Varello	—	—
Roger M. Barzun	—	—
________________

(1)
Unless the award is forfeited or vesting is accelerated because of a termination of employment or change of control as described below under “Potential Payments upon Termination or Change in Control,” the restrictions on the restricted stock held by the NEOs will lapse and the awards will vest as follows:

Name	Restricted Stock	Vesting Date
Mr. Cutillo	10,272	1/3 on each of February 10, 2018, 2019 and 2020
	50,000	1/2 on each of April 28, 2018 and 2019
Mr. Ballschmiede	15,921	1/3 on each of February 10, 2018, 2019 and 2020
Mr. Chandler	25,000	1/2 on each of October 27, 2018 and 2019

(2)	The market value of the awards as reflected in this table was based on the $16.28 closing market price per share of our common stock on December 29, 2017.
————————

2017 Stock Vested (1)

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Joseph A. Cutillo	25,000	$427,500
Ronald A. Ballschmiede	50,000	$855,000
Con L. Wadsworth	—	—
Richard E. Chandler, Jr.	—	—
Paul J. Varello	400,000	$3,788,000
Roger M. Barzun	—	—
________________

(1)	No named executive officer exercised options during 2017 and there are no outstanding option awards.

(2)
The value realized on vesting of restricted stock is based on the closing sale price on the date of vesting of the restricted stock or, if there were no reported sales on such date, on the last preceding date on which any reported sale occurred.

Potential Payments upon Termination or Change in Control
We do not have any employment agreements or change of control plans or agreements with any of our current executive officers that provide for payments or benefits upon a termination of employment or a change of control. Pursuant to the terms of our stock incentive plan and the restricted stock agreements thereunder, upon a (i) termination of employment as a result of death, permanent disability, or by the company without cause, or (ii) a change of control of the company, all outstanding restricted stock awards vest.
For purposes of the restricted stock awards, “cause” is generally defined as (i) gross negligence in the performance of the executive’s duties, (ii) commission of an act of theft or other dishonesty, (iii) conviction of any other criminal activity (other than a traffic violation or minor misdemeanor), (iv) participation in any activity involving moral turpitude that is, or could reasonably be expected to be, injurious to the business or reputation of the company, (v) use of alcohol immoderately and/or use of non-prescribed narcotics that have the effect of adversely and materially affecting the performance of the executive’s duties, or (vi) a material breach of company policy.
The following table sets forth the restricted stock awards for each of our named executive officers (other than Messrs. Varello and Barzun) that would vest as a result of a change of control, or due to a termination of employment due to death, permanent disability, or a termination by the company without cause occurring on December 31, 2017. To calculate the value of the awards, we have used the closing price of our common stock of $16.28 on December 29, 2017, as reported on NASDAQ. The table does not include amounts that may be payable under our 401(k) plan or other benefits payable to all company employees.

Potential Payments Upon Termination or Change of Control as of December 31, 2017

Name	Restricted Stock (Unvested and Accelerated)	Value of Restricted Stock (Unvested and Accelerated)
Joseph A. Cutillo	60,272	$981,228
Ronald A. Ballschmiede	15,921	$259,194
Con L. Wadsworth	—	—
Richard E. Chandler, Jr.	25,000	$407,000

Separation of Mr. Varello
Mr. Varello was chief executive officer of the company until April 28, 2017. In connection with Mr. Varello’s resignation as an officer, 200,000 shares of unvested restricted stock vested. These shares are reflected in the "2017 Stock Vested" table on page 32. Upon his retirement from our board on December 31, 2017, 5,257 shares of restricted stock granted in 2017 as part of his compensation as a director were forfeited.

Separation of Mr. Barzun
Mr. Barzun was senior vice president and general counsel, secretary of the company until October 27, 2017. Based on the circumstances of his departure, Mr. Barzun was entitled to receive the payments and benefits due to him upon a termination of employment without cause under his employment agreement with the company. These benefits include (i) continuation of his annual salary for a period of 12 months and (ii) reimbursement of COBRA premiums for a period of 12 months. Mr. Barzun also received a bonus of $150,000 for 2017, $125,000 of which was paid within 30 days of termination, with the balance of $25,000 payable on or before May 2, 2018, provided Mr. Barzun complies with certain restrictive covenants. These amounts are reflected in the "2017 Summary Compensation" table on page 29.

Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of Mr. Cutillo, our current chief executive officer, to the median of the annual total compensation of our other employees. We determined our median employee based on W-2 earnings for 2017 (annualized in the case of full- and part-time employees who joined the Company during 2017) of each of our 1,684 employees (excluding the chief executive officer) as of December 18, 2017. The annual total compensation of our median employee for 2017 was $48,625. As disclosed in the "2017 Summary Compensation" table appearing on page 29, Mr. Cutillo’s annual total compensation for 2017 was $2,134,693. However, as Mr. Cutillo became our chief executive officer on April 28, 2017, for purposes of calculating the CEO pay ratio we annualized Mr. Cutillo’s base salary as chief executive officer for the full year in accordance with SEC rules, resulting in annual total compensation of $2,181,419. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 45 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Proposal No. 2: Advisory Vote on the Compensation of Our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with Section 14A of the Securities Exchange Act of 1934. This vote (commonly referred to as a “say-on-pay” vote) is advisory, which means that it is not binding on the company, the board of directors or the compensation committee of the board of directors. However, our board and the compensation committee value the opinion of our stockholders and will consider the outcome of the vote when evaluating our executive compensation program. The vote is not intended to address any specific compensation arrangement or amount, but rather the overall compensation of our NEOs and our compensation philosophy and practices as disclosed under the “Executive Officer Compensation” section of this proxy statement. This disclosure includes the compensation tables and narrative discussion following the compensation tables.

At last year’s annual meeting, we provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in our proxy statement for the 2017 annual meeting of stockholders. Our stockholders approved the “say-on-pay” proposal by greater than 90% of the voting power of the outstanding shares of our common stock present, in person or by proxy, at the 2017 annual meeting and entitled to vote. Last year, we also asked our stockholders to vote on whether we should hold a “say-on-pay” vote every one, two or three years. Consistent with the recommendation of our board, our stockholders voted to hold the “say-on-pay” vote every year, with over 75% of the total votes cast voting in favor of holding an annual “say-on-pay” vote. After consideration of the 2017 voting results, and based upon its prior recommendation, our board elected to hold “say-on-pay” votes on an annual basis until the next advisory vote on the frequency of future “say-on-pay” votes, which will be held no later than our 2023 annual meeting of stockholders. Accordingly, this year we are again asking our stockholders to vote on the following resolution:

RESOLVED, that the stockholders of Sterling Construction Company, Inc. (the “Company”)
approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2018 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

In considering how to vote on this proposal, we encourage you to review the relevant disclosures in this proxy statement, especially the Compensation Discussion and Analysis, which contain detailed information about our executive compensation program.

Vote Required to Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the proposal. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Audit Committee Report

The audit committee is currently composed of four directors, Milton L. Scott (chairman), Maarten D. Hemsley, Raymond F. Messer and Richard O. Schaum, all of whom are independent, as defined by SEC rules and in the NASDAQ listing standards. In addition, the board has determined that each of Messrs. Hemsley and Scott qualifies as an “audit committee financial expert,” as such term is defined by the rules of the SEC. We operate under a written charter approved by us and adopted by the board of directors. Our primary function is to assist the board of directors in fulfilling the board’s oversight responsibilities relating to (1) the effectiveness of the company’s internal control over financial reporting, (2) the integrity of the company’s financial statements, (3) the company’s compliance with legal and regulatory requirements, (4) the qualifications and independence of the company’s independent registered public accounting firm, (5) the performance of the company’s independent registered public accounting firm and (6) the review and approval or ratification of any transaction that would require disclosure under Item 404(a) of Regulation S-K of the Exchange Act.
We oversee the company’s financial reporting process on behalf of the board. Our responsibility is to monitor this process, but we are not responsible for developing and consistently applying the company’s accounting principles and practices, preparing and maintaining the integrity of the company’s financial statements and maintaining an appropriate system of internal controls, auditing the company’s financial statements and the effectiveness of internal control over financial reporting, or reviewing the company’s unaudited interim financial statements. Those are the responsibilities of management and the company’s independent registered public accounting firm, respectively.
During 2017 management assessed the effectiveness of the company’s system of internal control over financial reporting in connection with the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We reviewed and discussed with management and Grant Thornton LLP (“Grant Thornton”), the company’s independent registered public accounting firm, management’s report on internal control over financial reporting and Grant Thornton’s report on their audit of the company’s internal control over financial reporting as of December 31, 2017, both of which are included in our 2017 annual report.

Appointment of Independent Registered Public Accounting Firm; Financial Statement Review
In March 2017, in accordance with our charter, we appointed Grant Thornton as the company’s independent registered public accounting firm for 2017. We have reviewed and discussed the company’s audited financial statements for 2017 with management and Grant Thornton. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and Grant Thornton provided an opinion to the same effect.
We have received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent accountant’s communications with the audit committee concerning independence, and we have discussed with Grant Thornton their independence from the company and management. We have also discussed with Grant Thornton the matters required to be discussed by PCAOB Auditing Standard No. 1301 – Communications with Audit Committees (PCAOB Release No. 2012-004, August 15, 2012), effective pursuant to SEC Release No. 34-68453 (December 17, 2012).
In addition, we have discussed with Grant Thornton the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the company’s internal controls as they considered necessary to support their opinion on the financial statements for the year 2017, and various factors affecting the overall quality of accounting principles applied in the company’s financial reporting. Grant Thornton also met with us without management being present to discuss these matters.

In reliance on these reviews and discussions, we recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements referred to above in the 2017 annual report.
Dated: March 1, 2018:
Milton L. Scott (chairman)
Maarten D. Hemsley
Raymond F. Messer
Richard O. Schaum

Independent Registered Public Accounting Firm

Fees and Related Disclosures for Accounting Services
The following table discloses the aggregate fees billed for professional services rendered by Grant Thornton in 2017 and 2016:

	2017	2016
Audit Fees (1)	$870,589	$900,946
Audit-Related Fees (2)	$1,590	$158,978
Tax Fees	—	—
All Other Fees	—	—
————————

(1)
Audit Fees were primarily for professional services rendered to comply with all statutory and financial audit requirements for the company and its subsidiaries including audit services rendered related to the accounting or disclosure treatment of transaction or events and the impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies. In 2016, a portion of the audit fees related to our May 2016 public offering of common stock.

(2)	We incurred these audit-related fees for a due diligence project on a target company in 2016, and for due diligence related to our new credit facility in 2017.
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The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures
The audit committee’s policy is to pre-approve all audit services, audit-related services and other services provided by our independent registered public accounting firm. In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. All requests for services to be provided by the Company’s independent registered public accounting firm must be submitted to the Company’s chief financial officer and the chair of the audit committee, together with a detailed description of the services to be rendered. The chief financial officer may authorize any services that have been pre-approved by the audit committee. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the audit committee. During 2017, none of the services provided by our independent registered public accounting firm required use of the de minimis exception to pre-approval contained in the SEC’s rules.

Proposal No. 3: Ratification of the Appointment of Our Independent Registered Public Accounting Firm

In March 2018, in accordance with our charter, we appointed Grant Thornton as the company’s independent registered public accounting firm for 2018. Our board and the audit committee seek stockholder ratification of the audit committee’s appointment of Grant Thornton as our independent registered public accounting firm to audit our and our subsidiaries’ financial statements for the year 2018. If our stockholders do not ratify the appointment of Grant Thornton, the audit committee will reconsider this appointment. Representatives of Grant Thornton are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.
Vote Required to Ratify the Appointment of our Independent Registered Public Accounting Firm
Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the proposal. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”
Recommendation of the Board of Directors
OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Proposal No. 4: Adoption of the 2018 Stock Incentive Plan

Our board of directors unanimously approved, and recommends that our stockholders adopt, the 2018 Stock Incentive Plan (the Plan), which is summarized below and attached as Annex A to this proxy statement. Because this is a summary, it does not contain all of the information that may be important to you. You should read Annex A carefully before you decide how to vote.
Why Stockholders Should Vote to Adopt the Plan:

Equity Incentive Awards Are An Important Part Of Our Compensation Philosophy
The company believes that the adoption of the Plan is essential to our success. The Plan is intended to increase stockholder value and advance the interests of the company and its subsidiaries by furnishing a variety of equity incentives designed to (a) attract, retain, and motivate key employees, officers, and directors of the company and consultants and advisers to the company and (b) strengthen the mutuality of interests among such persons and the company’s stockholders. The board and company management believe that equity incentives are necessary to remain competitive in the industry.

Our Current Plan Has Insufficient Shares Available For Grant
There are currently less than 20,000 shares remaining available for future grants to our officers, employees and non-employee directors under our current stock incentive plan. As such, we will not have sufficient shares available to make long-term incentive grants to our executive officers and key employees in the future, nor do we have sufficient shares to make our annual equity grant to our non-employee directors in May 2018. While the company could increase cash compensation if it is unable to grant equity incentives, replacing equity awards with cash awards would not only misalign our executive and stockholder interests, it would also increase cash compensation expense and divert cash that could otherwise be reinvested in our business.

We have a History of Prudent Use of Shares
In determining to adopt the Plan, we considered the following:
• Share Reserve. The board has approved the reservation of 1,800,000 shares under the Plan. If the Plan is approved by our stockholders, no new grants will be made under our current stock incentive plan.
• Burn Rate. Our annual burn rate for each of calendar years 2015, 2016 and 2017 was 5.1%, 0.3% and 0.8%, respectively, resulting in a three-year average burn rate of 2.1%. Annual equity burn rate is calculated by dividing (1) the number of shares subject to equity awards granted during the year by (2) the weighted-average number of shares outstanding at the end of the applicable year.
• Expected Duration of the Plan. The company expects the share reserve under the Plan to provide the company with enough shares for awards for approximately four to five years, assuming the company continues to grant awards consistent with its current practices and historical usage, as reflected in its average three-year burn rate, and noting that future circumstances may require the company to change its current equity grant practices. As the company cannot predict its future equity grant practices with any degree of certainty at this time, the share reserve under the Plan could last for a shorter or longer time.
• Dilution. In calendar years 2015, 2016 and 2017, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares issuable pursuant to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the sum of the number of shares outstanding at the end of the calendar year plus the sum of (1) above) was 3.2%, 2.2% and 1.5%, respectively. Upon adoption of the Plan, the company expects its overhang to be approximately 7.3%.
In light of the factors described above, the board has determined that the size of the share reserve under the Plan is reasonable and appropriate at this time.

Equity Compensation Best Practices Reflected in the Plan

The Plan has a number of provisions that the company believes are consistent with best practices in equity compensation, protect stockholder interests and promote effective corporate governance, including the following:

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Stockholder Approval is Required for Additional Shares and Other Material Amendments. The Plan does not contain an annual “evergreen” provision. The Plan authorizes a limited number of shares, and stockholder approval is required to increase the maximum number of shares of common stock which may be issued under the Plan. In addition, other material amendments to the Plan require stockholder approval.

•
No Discount Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of the company’s common stock on the date the stock option or stock appreciation right is granted; although discount stock options and SARs may be granted in the event such awards are assumed or substituted in connection with certain corporate transactions. For purposes of equity awards, we generally define fair market value as the closing sale price of a share of our common stock on the stock exchange or national market system on which our common stock is listed on such date or, if no sale occurred on the date in question, the closing sale price for a share of our common stock on the last preceding date for which such quotation exists. The closing sale price for a share of our common stock on the NASDAQ, on March 13, 2018 was $13.01.

•	Administration by Independent Directors. Awards under the Plan are administered by the compensation committee which is an independent committee of our board.
• Limitations on Dividend Payments. Dividends and dividend equivalents may accrue on awards, but will only pay out if the applicable vesting conditions are met. Further, participants holding stock options or stock appreciation rights do not receive dividend equivalents for any period prior to the exercise of the award.
• Limitations on Grants. Individual limits on awards granted to any participant pursuant to the Plan during any calendar year apply as follows: (a) except for non-employee directors, a maximum of 500,000 shares of common stock may be subject to awards granted to a participant; and (b) with respect to non-employee directors, the aggregate grant date fair value of awards under the Plan granted to a director in a calendar year may not exceed $300,000. These amounts may be adjusted to take into account equity restructurings and certain other corporate transactions as described below.
• No Repricing of Awards. Awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.
• No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.

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No Liberal Share Counting. Shares of common stock delivered or withheld in payment of the exercise price of a stock option or SAR, delivered or withheld to satisfy tax obligations in respect of an award, or repurchased with the proceeds of an option exercise may not be re-issued under the Plan.

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Minimum Vesting Conditions. All awards are subject to a minimum one-year vesting requirement, except that up to 90,000 shares (5% of the shares available under the Plan) may be granted without compliance with this minimum vesting condition.

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Clawback of Awards. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to the company clawback policy implemented to comply with Applicable Laws, including any clawback policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, as set forth in such a clawback policy or the Award Agreement.

Other company policies that help align the interests of our directors and executive officers with those of our stockholders include our policies that prohibit our directors and executive officers from hedging our common stock, and our minimum stock ownership guidelines for our directors and executive officers. See

“Board Governance – Director and Executive Officer Stock Ownership Guidelines” and “Executive Officer Compensation – Compensation Discussion and Analysis.”

Summary of the 2018 Stock Incentive Plan

Administration. The compensation committee of our board of directors will have plenary authority to administer the Plan and has authority to make awards under the Plan and to set the terms of the awards.
References herein to the “committee” refer to the compensation committee. Subject to the limitations specified in the Plan, the compensation committee may delegate its authority to appropriate officers of the company with respect to grants to employees or consultants who are not subject to Section 16 of the Securities Exchange Act of 1934.
Eligible Participants. Our officers, directors and employees and our consultants and advisors will be eligible to receive awards, or incentives, under the Plan when designated as Plan participants. We currently have four executive officers and six non-management directors eligible to receive awards under the Plan. In addition, six other employees currently participate in our long-term incentive program, and a total of 533 other employees would be eligible to receive awards under the Plan.

Awards. Awards under the Plan may be granted in any one or a combination of the following forms:

•	for officers and employees only, incentive stock options under Section 422 of the Internal Revenue Code (ISOs);

•	non-qualified stock options;

•	stock appreciation rights (SARs);

•	restricted stock;

•	restricted stock units (RSUs); and

•	other stock-based awards.
Authorized Shares. The Plan authorizes the issuance of up to 1,800,000 shares of common stock, all of which can be issued pursuant to the exercise of ISOs under the Plan during its ten-year term. Shares issued under the plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.
Limitations and Adjustments to Shares Issuable Through the Plan. Awards for no more than 500,000 shares may be granted to a participant in a single year, however, with respect to non-employee directors, the aggregate grant date fair value of awards under the Plan granted to a director in a calendar year may not exceed $300,000.
Generally, for purposes of determining the maximum number of shares of our common stock available for delivery under the Plan, shares that are not delivered because an award is forfeited, cancelled, or settled in cash will not be deemed to have been delivered under the Plan. With respect to SARs paid in shares, all shares to which the SARs relate are counted against the Plan limits rather than the net number of shares delivered upon exercise. If shares are withheld to satisfy the exercise price of a stock option or SAR or the tax withholding obligation associated with any award, those withheld shares will not be available for reissuance under the Plan. In addition, shares purchased on the open market with the proceeds of an option exercise will not be available for reissuance under the Plan.
Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding awards, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of our common stock. Further, the committee may adjust the terms of any award to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.
Minimum Vesting Requirements. All awards granted under the Plan must be made subject to a one-year vesting period, although this minimum vesting requirement does not apply to awards with respect to five percent of the shares authorized under the Plan.

Amendments to the Plan. The board may amend or discontinue the Plan at any time. However, our stockholders must approve any amendment that would:

•	materially increase the benefits accruing to participants under the Plan;

•	increase the number of shares of common stock that may be issued under the Plan;

•	materially expand the classes of persons eligible to participate in the Plan;

•	expand the types of awards available for grant under the Plan;

•	materially extend the term of the Plan;

•	materially change the method for determining the exercise price of a stock option or SAR; or

•	permit the re-pricing of a stock option or SAR.
No amendment or discontinuance of the Plan may materially impair any previously granted award without the consent of the recipient.
Term of the Plan. No awards may be granted under the Plan after May 2, 2028.
Types of Incentives. Each of the types of incentives that may be granted under the Plan is described below:

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Stock Options. The committee may grant non-qualified stock options or ISOs to purchase shares of our common stock. The committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. In addition, the committee will determine the time or times that the options become exercisable, provided that options are subject to the minimum vesting requirement and exception described above. The term of an option will also be determined by the committee, but may not exceed ten years from the date of the grant. As noted above, the committee may not, without the prior approval of our stockholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of common stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another incentive, a cash payment or shares of common stock, unless approved by our stockholders. ISOs will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Internal Revenue Code. In addition, participants holding stock options will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.

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Stock Appreciation Rights. A stock appreciation right is a right to receive, without payment to us, a number of shares of common stock or an amount of cash determined by dividing the product of the number of shares as to which the SAR is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right. The committee will determine the exercise price used to measure share appreciation, provided that the exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for a SAR granted in substitution of an outstanding award in an acquisition transaction. In addition, the committee will determine whether the right may be paid in cash, shares of common stock, or a combination of the two, and the number and term of SARs, provided that the term of a SAR may not exceed ten years from the date of grant. SARs are subject to the minimum vesting requirement and exception described above. The Plan restricts decreases in the exercise price and certain exchanges of SARs on terms similar to the restrictions described above for stock options. Participants holding SARs will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.

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Restricted Stock. Shares of common stock may be granted by the committee and made subject to restrictions on sale, pledge or other transfer by the recipient for a certain restricted period. All shares of restricted stock will be subject to such restrictions as the committee may provide in an agreement with the participant, provided that the minimum vesting requirements described above are satisfied. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to such shares, including the right to accrue dividends if provided for in the agreement. Notwithstanding the previous sentence, any and all cash and stock dividends paid with respect to the shares of restricted stock will be subject to the same vesting and forfeitability conditions, including attainment of any performance goals, as are applicable to the underlying shares of restricted stock.

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Restricted Stock Units. A restricted stock unit represents the right to receive from the company on the scheduled vesting date or other specified payment date one share of common stock. All RSUs will be subject to such restrictions as the committee may provide in an agreement with the participant, provided that the minimum vesting requirements described above are satisfied. Subject to the restrictions provided in the agreement and the Plan, a participant receiving RSUs shall have no rights of a stockholder as to such units until such time as shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights; provided, however, that any and all dividend equivalent rights with respect to the RSUs will be subject to the same vesting and forfeitability conditions, including attainment of any performance goals, as are applicable to the underlying RSUs.

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Other Stock-Based Awards. The Plan also permits the committee to grant participants awards of shares of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). The committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements, provided that the minimum vesting requirements described above are satisfied. Other stock-based awards may be granted with dividend equivalent rights; provided, however, that any and all dividend equivalent rights with respect to the award will be subject to the same vesting and forfeitability conditions, including attainment of any performance goals, as are applicable to the underlying award.

Clawback. The Plan also provides that all Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to the company clawback policy implemented to comply with Applicable Laws, including any clawback policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, as set forth in such a clawback policy or the Award Agreement.

Termination of Employment; Change of Control. If a participant ceases to be an employee of the company or to provide services to us for any reason, including death, disability, or retirement, the participant’s outstanding awards may be exercised, shall vest or shall expire at such time or times as may be determined by the committee and described in the award agreement.
Unless otherwise provided in an award agreement, upon a change of control: (a) all options and SARs will become immediately exercisable, (b) all time-vested restrictions on restricted stock, RSUs or other stock-based awards will lapse, and (c) all performance measures applicable to awards will be disregarded and the award will vest at the target payout level. Further, in the event of a change of control, the committee may, in its sole and absolute discretion and authority, without obtaining the approval or consent of the company’s stockholders or any participant with respect to his or her outstanding awards, take one or more of the following actions:

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arrange for or otherwise provide that each outstanding award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation;

•
require that all outstanding options and SARs be exercised on or before a specified date (before or after such change of control) fixed by the committee, after which specified date all unexercised options and SARs shall terminate;

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arrange or otherwise provide for payment of cash or other consideration to participants representing the value of such awards, if any, in exchange for the satisfaction and cancellation of outstanding awards, or cancel any outstanding awards for no payment if the award has no value; or

•	make other appropriate adjustments or modifications.

Transferability of Awards. Awards under the Plan may not be transferred except:

•	by will;

•	by the laws of descent and distribution;

•	if permitted by the committee and so provided in the award agreement, pursuant to a domestic relations order; or

•
in the case of stock options only, if permitted by the committee and if so provided in the award agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes. We may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have the company withhold, from the shares the participant would otherwise receive, shares, in each case having a value at least equal to the minimum amount required to be withheld and not in excess of the applicable estimated incremental tax rate approved by the committee. This election must be made prior to the date on which the amount of tax to be withheld is determined.
Prohibition of Repricing. Under the Plan, the committee may not, without the approval of the company’s stockholders, authorize the repricing of any outstanding option or SAR to reduce its exercise price, cancel any option or SAR in exchange for cash or another award when the exercise price exceeds the fair market value of the underlying shares, or take any other action with respect to an option or SAR that the company determines would be treated as a repricing.

Federal Income Tax Consequences of Awards

The federal income tax consequences related to the issuance of the different types of awards that may be granted under the Plan are summarized below. Participants who are granted awards under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.
Stock Options. A participant who is granted a stock option normally will not realize any income, nor will our company normally receive any deduction for federal income tax purposes, in the year the option is granted. When a non-qualified stock option granted through the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date. An employee generally will not recognize any income upon the exercise of any ISO, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Internal Revenue Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an ISO, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the ISO (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain.
If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an ISO and the shares surrendered were acquired through the exercise of an ISO and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.
Stock Appreciation Rights. Generally, a participant who is granted a SAR under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.
Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will generally not recognize income at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date. Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.
Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of RSUs. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the RSUs in an amount equal to the fair market value of the shares distributed to the participant. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.
Other Stock-Based Awards. Generally, a participant who is granted any other stock-based award under the Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.
Tax Impact on the Company. We will generally be entitled a to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise or vesting of an Award, provided that the deduction is not otherwise disallowed under Section 162(m) of the Internal Revenue Code.
Section 409A. If any incentive constitutes non-qualified deferred compensation under Section 409A of the Internal Revenue Code, it will be necessary that the award be structured to comply with Section 409A of the Internal Revenue Code to avoid the imposition of additional tax, penalties and interest on the participant.
Tax Consequences of a Change of Control. If, upon a change of control of the company, the exercisability, vesting or payout of an award is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment” with respect to any employee is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.
The foregoing discussion summarizes the federal income tax consequences of awards that may be granted under the Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Plan Benefits

Awards under the Plan are subject to the discretion of the committee and no determinations have been made by the committee as to any awards that may be granted pursuant to the Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan or the benefits that would have been received by such participants if the Plan had been in effect in the fiscal year ended December 31, 2017. No awards have been issued under the Plan as it is not yet effective.

Certain tables above, under “Executive Compensation – Executive Compensation Tables,” including the 2017 Summary Compensation Table, Grants of Plan-Based Awards table, Outstanding Equity Awards at December 31, 2017, and Stock Vested table and the Director Compensation table under “Director Compensation” set forth information with respect to prior awards granted to our NEOs and directors under our current stock incentive plan.

Equity Compensation Plan Information

The following table presents information as of December 31, 2017, regarding our incentive compensation plan under which common stock may be issued to employees and non-employees as compensation.

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	—	(1)	n/a	400,289	(2)
Equity compensation plans not approved by security holders	n/a		n/a	n/a
Total	—	(1)	n/a	400,289	(2)
 ________________

(1) The only outstanding equity awards as of December 31, 2017 were unvested shares of restricted stock, which represent issued shares. These awards are not reflected in column (b) as they do not have an exercise price.

(2) As of December 31, 2017, there were 400,289 shares remaining available for future issuance under the Stock Incentive Plan, all of which could be issued pursuant to awards of stock options, restricted stock, or “other stock-based compensation.”

In early 2018, the compensation committee granted equity awards to employees, including 249,759 RSUs and 77,690 performance share units (representing the target award). Following these grants and the return of 22,153 shares to the pool as a result of withholdings and forfeitures, there are currently less than 20,000 shares remaining available for future grant under our current plan.

Vote Required to Adopt the 2018 Stock Incentive Plan

Approval of this proposal requires the affirmative vote of a majority of the common stock present in person or by proxy and entitled to vote on the proposal. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE 2018 STOCK INCENTIVE PLAN.

Certain Transactions
Our audit committee charter provides that any transaction between the company (including its subsidiaries) and a director, executive officer, nominee for election as a director or stockholder and any of their affiliates or immediate family members that involves more than $100,000 must be reviewed and approved in advance and reviewed periodically by the audit committee to ensure, among other considerations, that such transactions are in compliance with Delaware law and are on terms that are no less favorable to the company (including its subsidiaries) than could be obtained from unrelated third parties.
Wadsworth Family
Mr. Wadsworth is the executive vice president and chief operating officer of the company. Mr. Wadsworth and some of his immediate family members are part owners of the following companies.

Name (Relationship)	W&S LLC	W&S II, LLC	W&S III, LLC
Con L. Wadsworth	32.45%	24.38%	31.80%
Kip L. Wadsworth (brother)	32.45%	24.38%	36.40%
Tod L. Wadsworth (brother)	32.45%	24.38%	31.80%
Nic L. Wadsworth (brother)	—	24.38%	—
Ralph L. Wadsworth (father)	1.325%	1.24%	—
Peggy Wadsworth (mother)	1.325%	1.24%	—
Each of these companies had a business relationship with Ralph L. Wadsworth Construction Company, LLC (RLW), a subsidiary of the company, in 2017.

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Wadsworth & Sons II (W&S II, LLC). RLW is the general contractor on four projects totaling $6.9 million, the largest being a $6.2 million project designated as Exchange Building "F" in Draper, Utah, which is owned by W&S II, LLC.

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W&S II, LLC & Wadsworth Corporate Center Building A, LLC (WCC). RLW leases its primary office space from W&S II, LLC through WCC, an entity owned and managed by W&S II, LLC, at an annual rent of $461,289, and common area maintenance charges of $122,279. This lease expires in 2022.

•	Wadsworth Dannon Way, LLC (WDW) which is part of Wadsworth & Sons LLC and Wadsworth & Sons III, LLC (W&S III, LLC). In 2017, RLW leased:

o	a facility for RLW's equipment maintenance shop from WDW at an annual rent of $281,437 plus common area maintenance charges of $76,307; and

o	a facility to provide temporary living quarters for field employees from W&S III, LLC on a month-to-month basis for total 2017 rent of $22,500.
As part of its due diligence review prior to the acquisition of an 80% interest in RLW in December 2009, the company reviewed the relationships and transactions between RLW, Mr. Wadsworth and Mr. Wadsworth's family members, and concluded that the prices being charged to RLW or by RLW, as the case may be, are competitive and no less favorable to RLW than could be obtained from unrelated third parties.
The transactions described above have been reviewed annually and approved by the audit committee.

Questions and Answers about the Proxy Materials, Annual Meeting and Voting
Why am I receiving these proxy materials?
Our board of directors is soliciting your proxy to vote at our 2018 annual meeting of stockholders because you owned shares of our common stock at the close of business on March 13, 2018, the record date for the annual meeting, and, therefore, are entitled to vote at the annual meeting. You do not need to attend the annual meeting in person to vote your shares of our common stock. This proxy statement, along with the 2017 annual report, have been made available to stockholders on or about March 20, 2018. We have made these materials available to you on the internet and, in some cases, we have delivered printed proxy materials to you. This proxy statement summarizes the information that you need to know in order to cast your vote at the annual meeting or submitting your proxy and voting instructions prior to the annual meeting.
Why did I receive a notice of internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we are permitted to furnish proxy materials, including this proxy statement and our 2017 annual report, to stockholders by providing access to these documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless requested. Instead, the notice of internet availability provides instructions on how to access and review the proxy materials on the internet. The notice also provides instructions on how to submit your proxy and voting instructions via the internet. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the notice.
When and where will the annual meeting be held?
The annual meeting will be held at 8:30 a.m., local time, on Wednesday, May 2, 2018, at our headquarters located at 1800 Hughes Landing Boulevard—Suite 250, The Woodlands, Texas 77380. You can obtain directions to the annual meeting by contacting our corporate secretary at (281) 214-0800.
What should I bring if I plan to attend the annual meeting in person?
If you plan to attend the annual meeting in person, please bring proper identification and, if your shares of our common stock are held in “street name,” meaning a bank, broker, trustee or other nominee is the stockholder of record of your shares, please bring acceptable proof of ownership, which is either an account statement or a letter from your bank, broker, trustee or other nominee confirming that you beneficially owned shares of Sterling Construction Company, Inc. common stock on the record date.
Who is soliciting my proxy?
Our board of directors, on behalf of the company, is soliciting your proxy to vote your shares of our common stock on all matters scheduled to come before the 2018 annual meeting of stockholders, whether or not you attend in person. By completing, signing, dating and returning the proxy card or voting instruction form, or by submitting your proxy and voting instructions via the internet, you are authorizing the proxy holders to vote your shares of our common stock at the annual meeting as you have instructed (or in their best judgement as provided below).
On what matters will I be voting? How does the board recommend that I cast my vote?
At the annual meeting, you will be asked to (1) elect the seven director nominees; (2) approve, on an advisory basis, the compensation of our named executive officers; (3) ratify the appointment of our independent registered public accounting firm; (4) adopt the 2018 stock incentive plan; and (5) consider any other matter that properly comes before the annual meeting.
Our board of directors recommends that you vote:

•	FOR the election of each of the seven director nominees;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR the ratification of the appointment of our independent registered public accounting firm; and

•	FOR the adoption of the 2018 stock incentive plan.

We do not expect any matters to be presented for action at the annual meeting other than the matters described in this proxy statement. However, by signing, dating and returning a proxy card or submitting your proxy and voting instructions via the internet, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the annual meeting. The proxies will vote on any such matter in accordance with their best judgment.
How many votes may I cast?
You may cast one vote for every share of our common stock that you owned on March 13, 2018, the record date for the annual meeting.
How many shares of common stock are eligible to be voted?
As of March 13, 2018, we had 27,034,575 shares of common stock outstanding. Each share of common stock outstanding as of the record date for the annual meeting will entitle the holder to one vote.
How many shares of common stock must be present to hold the annual meeting?
Under Delaware law and our bylaws, a majority of the shares our common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. The inspector of election will determine whether a quorum is present at the annual meeting. Stockholders of record who are present at the annual meeting in person or by proxy will be counted as present at the annual meeting for purposes of determining whether a quorum exists, whether or not such holder of record abstains from voting on any or all of the proposals. If you are a beneficial owner (as defined below) of shares of our common stock, even if you do not instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals, if your bank, broker, trustee or other nominee submits a proxy as the record holder with respect to your shares on a matter with respect to which discretionary voting is permitted, your shares will be counted as present at the annual meeting for purposes of determining whether a quorum exists.
How do I vote?
Stockholders of Record
If your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the stockholder of record of those shares and these proxy materials have been made available to you by us. You may submit your proxy and voting instructions via the internet or mail as further described below. Your proxy, whether submitted via the internet or mail, authorizes each of Milton L. Scott, the chairman of the board of directors, Ronald A. Ballschmiede, our chief financial officer, and Richard E. Chandler, Jr., our general counsel and secretary to act as your proxies at the annual meeting and at any adjournment of the meeting, each with the power to appoint his substitute, and to represent and vote your shares of our common stock as you directed, if applicable.

•	Submit Your Proxy and Voting Instructions via the Internet at: http://www.astproxyportal/com/ast/04770

▪	Use the internet to submit your proxy and voting instructions 24 hours a day, seven days a week until 11:59 p.m., Central Time, on May 1, 2018.

▪	Please have your proxy card available and follow the instructions on the proxy card.

•	Submit Your Proxy and Voting Instructions by Mail

▪	Obtain a printed copy of the proxy card in the manner described in the notice of internet availability.

▪	Complete, date and sign your proxy card and return it in the postage-paid envelope provided.
If you submit your proxy and voting instructions via the internet, you do not need to mail a proxy card. The proxies will vote your shares of our common stock at the annual meeting as instructed by the latest dated proxy received from you, whether submitted via the internet or mail. You may also vote in person at the annual meeting.

For a discussion of the treatment of a properly signed and dated proxy card without voting instructions on any or all of the proposals, please see the question below titled “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?”
Beneficial Owners
If your shares of our common stock are held in a stock brokerage account by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares of our common stock via the internet or telephone, if the bank, broker, trustee or other nominee offers these options or by completing, signing, dating and returning a voting instruction form provided. Your bank, broker, trustee or other nominee will send you instructions on how to submit your voting instructions for your shares of our common stock.
What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?
If you are a stockholder of record and you properly complete, sign, date and return a proxy card or voting instruction form, your shares of our common stock will be voted as you specify. If you are a stockholder of record and you sign, date and return a proxy card but make no specifications on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of our board of directors, as provided above.
If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of our common stock will not be voted with respect to any proposal for which the stockholder of record does not have discretionary authority to vote. Rules of the New York Stock Exchange (NYSE) determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under the NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, the NYSE rules prohibit your bank, broker, trustee or other nominee to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the stockholder for whom it is holding shares.
Under the NYSE rules, the proposal relating to the ratification of the appointment of our independent registered public accounting firm is the only discretionary proposal being presented at the meeting. Thus, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares may be voted by the record holder with respect to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2018.
As noted above, the proposals relating to the election of directors, the compensation of our named executive officers, and the adoption of the 2018 stock incentive plan are non-discretionary proposals. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted with respect to these proposals. Without your voting instructions, a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions.

What vote is required, and how will my votes be counted, to elect the director nominees and to approve each of the other proposals discussed in this proxy statement?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
No. 1: Election of the seven director nominees	For, against or abstain for each nominee	Majority of the votes cast*	No effect	No effect
No. 2: Approval, on an advisory basis, of the compensation of our named executive officers	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal	Treated as votes against	No effect
No. 3: Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal	Treated as votes against	N/A
No. 4: Adoption of the 2018 stock incentive plan	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal	Treated as votes against	No effect

* In uncontested elections, our directors are elected by the affirmative vote of the holders of a majority of the votes cast. If a nominee for director does not receive a majority of votes cast he or she shall promptly tender his or her resignation to the board. In contested elections (where the number of nominees exceeds the number of directors to be elected), our directors are elected by a plurality of shares of our common stock voted.
Can I revoke or change my voting instructions after I deliver my proxy?
Yes. Your proxy can be revoked or changed at any time before it is used to vote your shares of our common stock if you: (1) provide notice in writing to our corporate secretary before the annual meeting; (2) timely provide to us another proxy with a later date; or (3) are present at the annual meeting and either vote in person or notify the corporate secretary in writing at the annual meeting of your wish to revoke your proxy. Your attendance alone at the annual meeting will not be enough to revoke your proxy.
How will we solicit proxies and who pays for soliciting proxies?
We pay all expenses incurred in connection with this solicitation of proxies to vote at the annual meeting. We will also request banks, brokers, trustees and other nominees holding shares of our common stock beneficially owned by others to send this proxy statement and the 2017 annual report to, and obtain voting instructions from, the beneficial owners and will reimburse such stockholders of record for their reasonable expenses in so doing. Solicitation of proxies by notice of internet availability or mail, as applicable, may be supplemented by telephone, email, facsimile transmission, other electronic means, and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Could other matters be considered and voted upon at the annual meeting?
Our board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the annual meeting. However, if any other matter does properly come before the annual meeting, each of the proxy holders will vote any shares of our common stock, for which he holds a proxy to vote at the annual meeting, in his discretion.
What happens if the annual meeting is postponed or adjourned?
Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our common stock at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

2019 Stockholder Proposals
If you want us to consider including a proposal in next year’s proxy statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, you must deliver it in writing to: c/o Corporate Secretary, Sterling Construction Company, Inc., 1800 Hughes Landing Blvd. — Suite 250, The Woodlands, Texas 77380 by November 20, 2018.
If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our corporate secretary, at the above address, by February 1, 2019, in accordance with the specific procedural requirements in our bylaws. If the date of next year’s annual meeting is moved to a date more than 30 days before or 90 days after the anniversary of this year’s annual meeting, the proposal must be received no later than 90 days prior to the date of the 2019 annual meeting or 10 days following the public announcement of the date of the 2019 annual meeting. If you would like a copy of these procedures, please contact our corporate secretary as provided above. Failure to comply with the procedures and deadlines in our bylaws may preclude the presentation of your proposal at our 2019 annual meeting.

Annex A

STERLING CONSTRUCTION COMPANY, INC.
2018 STOCK INCENTIVE PLAN

1.    Purpose. The purpose of the 2018 Stock Incentive Plan (the “Plan”) is to increase stockholder value and advance the interests of the Company and its Subsidiaries by furnishing a variety of equity incentives designed to (a) attract, retain, and motivate key employees, officers, and directors of the Company and consultants and advisers to the Company and (b) strengthen the mutuality of interests among such persons and the Company’s stockholders.

2.    Definitions. As used in the Plan, capitalized terms not otherwise defined herein shall have the meanings set forth in Appendix A.

3.    Administration.

3.1    Committee. The Plan shall generally be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have plenary authority to administer the Plan, including full power and authority to:

(a)	designate Participants;

(b)	determine the type or types of Awards to be granted to an Eligible Individual;

(c)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(d)	determine the terms and conditions of any Award;

(e)	cancel, modify, or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards;

(f)
determine whether, to what extent, and under what circumstances an Award may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property, or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(g)
determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(h)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(i)	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(j)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.2    Effect of Committee's Determinations. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company, and any Eligible Individual.

3.3    Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or directors of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify, or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto; provided, however, that the per share exercise price of any Option or SAR granted under this delegated authority by such officer or director shall be equal to or greater than the fair market value of a share of Common Stock on the later of the date of grant or the date the Participant's employment with or service to the Company commences.

3.4    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers of the Company, and to the extent allowed by Applicable Laws, the Committee and its delegees shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which they may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee or its delegees in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee or its delegee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee or delegee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee or delegee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.    Eligibility. The Committee, in accordance with Section 3.1, may grant an Award under the Plan to any Eligible Individual.

5.    Shares Subject to the Plan.

5.1    Shares Available for Grant. Subject to adjustment as provided in Section 5.4, the maximum number of Shares reserved for issuance under the Plan shall be 1,800,000. Upon approval of this Plan by the Company's stockholders, the Company will cease making new Awards under any Prior Plan.

5.2    Share Counting.

(a)    To the extent any Shares covered by an Option or SAR or other Award granted under the Plan are not delivered to a Participant or permitted transferee because the Award is forfeited or canceled, or Shares are not delivered because an Award is paid or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under this Plan and such shares may again be issued under the Plan. Awards that by their terms may only be settled in cash shall have no effect on the Plan limit in Section 5.1.

(b)    In the event that Shares issued as an Award under the Plan are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited or reacquired Shares may again be issued under the Plan.

(c)    The following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares delivered or withheld in payment of the exercise of an Option or SAR, (ii) Shares delivered or withheld from payment of an Award to satisfy tax obligations with respect to the Award, and (iii) Shares repurchased on the open market with the proceeds of the exercise price of an Option.

(d)    With respect to SARs, if the SAR is payable in Shares, all Shares to which the SARs relate are counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the SAR.

5.3    Limitations on Awards. Subject to adjustments as provided in Section 5.4, the following additional limitations are imposed under the Plan:

(a)    The maximum number of Shares that may be issued upon exercise of Options intended to qualify as incentive stock options under Section 422 of the Code shall be 1,800,000.

(b)    Except with respect to Outside Directors, the maximum number of shares of Common Stock covered by an Award that may be granted to any one Participant in any single fiscal year shall be 500,000 Shares, provided, however, that such limit is multiplied by two (2) for Awards granted to a Participant in the year employment commences.

(c)    With respect to Outside Directors, the aggregate grant date fair value of Awards under the Plan that may be granted to any one Outside Director in any single fiscal year shall not exceed $300,000.

(d)     Participants who are granted Awards will be required to continue to provide services to the Company (or an Affiliate) for not less than one-year following the date of grant in order for any such Awards to fully or partially vest or be exercisable, provided that no installment may vest or become exercisable earlier than one-year following the date of grant (subject to the Committee's discretion to accelerate the exercisability of such Awards as provided herein). Notwithstanding the foregoing, Awards with respect to an aggregate of up to 90,000 of the Shares reserved for issuance under the Plan pursuant to Section 5.1 may provide for vesting, partially or in full, in less than one-year.

(e)    Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(f)    Subject to the terms of the Plan, including the limitations contained in this Section 5.3, the Committee may use available Shares as the form of payment for compensation, grants, or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including, but not limited to, the Company's annual incentive plan and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.

5.4    Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (c) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 11.2 hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number and any fractional Share resulting from the adjustment will be deleted.

6.    Stock Options. An Option is a right to purchase Shares from the Company. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options. Any Option that is designated as a Nonqualified Stock Option shall not be treated as an Incentive Stock Option. Each Option granted by the Committee under this Plan shall be subject to the following terms and conditions.

6.1    Exercise Price. The exercise price per Share shall be determined by the Committee, subject to adjustment under Section 5.4; provided that in no event shall the exercise price be less than the fair market value of a Share on the date of grant, except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines in accordance with the requirements of Section 409A.

6.2    Number. The number of Shares subject to the Option shall be determined by the Committee, subject to Section 5.3 and subject to adjustment as provided in Section 5.4.

6.3    Duration and Time for Exercise. The term of each Option shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each Option shall become exercisable at such time or times during its term as shall be determined by the Committee, subject to Section 5.3(d). Notwithstanding the foregoing, the Committee may at any time in its discretion accelerate the exercisability of any Option.

6.4    Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted Option from a Participant by mutual agreement before such Option has been exercised by payment to the Participant of the amount per Share by which: (i) the fair market value of the Common Stock subject to the Option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

6.5    Manner of Exercise. An Option may be exercised, in whole or in part, by giving notice of exercise to the Company (in such form and manner as approved by the Company, which may be electronic), specifying the number of Shares to be purchased, together with payment in full of the exercise price for the number of Shares for which the Option is exercised and all applicable taxes. The Option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) if approved by the Committee by delivery or attestation of ownership of Shares, which Shares shall be valued for this purpose at the fair market value on the business day that such Option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the Shares, issuable under the Option and to deliver promptly to the Company the amount of sale proceeds to pay the exercise price; (e) if approved by the Committee, through a net exercise procedure whereby the Participant surrenders the Option in exchange for that number of Shares with an aggregate fair market value equal to the difference between the aggregate exercise price of the Options being surrendered and the aggregate fair market value of the Shares subject to the Option, or (f) in such other manner as may be authorized from time to time by the Committee.

6.6    Repricing. Except for adjustments pursuant to Section 5.4 or actions permitted to be taken by the Committee under Section 11.4 in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise or base price for any outstanding Option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding Option or SAR that has been granted under this Plan may not, as of any date that such Option or SAR has a per share exercise or base price that is greater than the then current fair market value of a Share, be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise or base price, shares of Restricted Stock, Restricted Stock Units, an Other Stock-Based Award, a cash payment or Common Stock.

6.7    No Dividend Equivalent Rights. Participants holding Options shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the Option.

6.8    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, Options intending to qualify as Incentive Stock Options must comply with the requirements of Section 422.

7.    Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is a right to receive, without payment to the Company, a number of Shares, cash or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 7.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided herein.

7.1    Number. Each SAR granted to any Participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 5.4.

7.2    Exercise Price. The exercise price per Share of a SAR shall be determined by the Committee, subject to adjustment under Section 5.4; provided that in no event shall the exercise price be less than the fair market value of a Share on the date of grant, except in the case of a SAR granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines in accordance with the requirements of Section 409A.

7.3    Duration and Time for Exercise. The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee, subject to Section 5.3(d). Notwithstanding the foregoing, the Committee may at any time in its discretion accelerate the exercisability of any SAR.

7.4    Exercise and Payment. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the “exercise date.” Upon exercise of a SAR, the holder shall be entitled to receive from the Company an amount equal to the number of Shares subject to the SAR that are being exercised multiplied by the excess of (a) the fair market value of a Share on the exercise date, over (b) the exercise price specified of the SAR. Payment shall be made in the form of Shares, cash or a combination thereof, as determined by the Committee.

7.5    No Dividend Equivalent Rights. Participants holding SARs shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.

8.    Restricted Stock. An award of Restricted Stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan.

8.1    The Restricted Period. At the time an award of Restricted Stock is made, the Committee shall establish, subject to Section 5.3(d), a period of time during which the transfer of the shares of Restricted Stock shall be restricted and after which the shares of Restricted Stock shall be vested (the “Restricted Period”). Each award of Restricted Stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur in the event of termination of employment under the circumstances provided in the Award Agreement.

8.2    Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Sterling Construction Company, Inc. 2018 Stock Incentive Plan, as it may be amended (the “Plan”), and an agreement entered into between the registered owner and Sterling Construction Company, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

Alternatively, in the discretion of the Company, ownership of the shares of Restricted Stock and the appropriate restrictions shall be reflected in the records of the Company's transfer agent and no physical certificates shall be issued.

8.3    Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of Restricted Stock may accrue during the Restricted Period if the Committee, in its discretion, so prescribes in the Award Agreement. Payment of such accrued dividends will be subject to such restrictions on transfer and forfeitability and such other terms and conditions, including attainment of specified performance goals, as are applicable to the underlying shares of Restricted Stock.

8.4    Forfeiture. In the event of the forfeiture of any shares of Restricted Stock under the terms provided in the Award Agreement (including any additional shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and any certificates cancelled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5.4 due to a recapitalization or other change in capitalization.

8.5    Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse and the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant.

8.6    Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each

Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any Shares.

9.    Restricted Stock Units. A Restricted Stock Unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan.

9.1    Vesting Period. At the time an award of RSUs is made, the Committee shall establish, subject to Section 5.3(d), a period of time during which the RSUs shall vest (the “Vesting Period”). Each award of RSUs may have a different Vesting Period. The acceleration of the expiration of the Vesting Period shall occur in the event of termination of employment under the circumstances provided in the Award Agreement.

9.2    Dividend Equivalent Accounts. Subject to the terms and conditions of this Plan and the applicable Award Agreement, as well as any procedures established by the Committee, the Committee may determine to accrue dividend equivalent rights with respect to RSUs and the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the Share underlying each RSU. Any and all dividend equivalent rights with respect to the RSUs shall be subject to the same vesting and forfeitability conditions, including attainment of any performance goals, applicable to the underlying RSUs.

9.3    Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder with respect to such RSUs until such time as Shares are issued to the Participant.

10.    Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an “Other Stock-Based Award,” which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of Shares. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash.

10.1    Vesting Period. At the time an award of an Other Stock-Based Award is made, the Committee shall establish, subject to Section 5.3(d), a period of time during which the Other Stock-Based Award shall vest (the “Vesting Period”). Each award of an Other Stock-Based Award may have a different Vesting Period. The acceleration of the expiration of the Vesting Period shall occur in the event of termination of employment under the circumstances provided in the Award Agreement.

10.2    Dividend Equivalent Accounts. Subject to the terms and conditions of this Plan and the applicable Award Agreement, as well as any procedures established by the Committee, the Committee may determine to accrue dividend equivalent rights with respect to an Other Stock-Based Award and the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the Share underlying each such Award. Any and all dividend equivalent rights with respect to the Award shall be subject to the same vesting and forfeitability conditions, including attainment of any performance goals, applicable to the underlying Award.

11.    General.

11.1    Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

(a)    without the approval of the stockholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially expand the classes of persons eligible to participate in the Plan, (iv) expand the types of Awards available for grant under the Plan, (v) materially extend the term of the Plan, (vi) materially change the method of determining the exercise price of Options or SARs, or (vii) amend Section 6.6 to permit a reduction in the exercise price of Options or SARs; or

(b)    materially impair, without the consent of the recipient, an Award previously granted.

11.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5.4 hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

11.3    Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, if permitted by Section 409A, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, except for adjustments permitted under Sections 5.4 and 11.2, no action by the Committee shall, unless approved by the stockholders of the Company, (a) cause a reduction in the exercise price of Options or SARs granted under the Plan or (b) permit an outstanding Option or SAR with an exercise price greater than the current fair market value of a Share to be surrendered as consideration for a new Option or SAR with a lower exercise price, shares of Restricted Stock, Restricted Stock Units, and Other Stock-Based Award, or Common Stock.

11.4    Change of Control.

(a)    Unless otherwise provided in an Award Agreement, upon a Change of Control: (i) all Options and SARs shall become immediately exercisable with respect to 100% of the Shares subject to such Options or SARS, (ii) all time-vesting restrictions on other Awards shall lapse, and (iii) all performance measures applicable to outstanding Awards subject to performance conditions will be disregarded and the Award will vest at the target payout level.

(b)    In addition, in the event of a Change of Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company's stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i)    arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation;

(ii)    require that all outstanding Options and SARs be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and SARs shall terminate;

(iii)    arrange or otherwise provide for the payment of cash or other consideration to Participants representing the value of such Awards in exchange for the satisfaction and cancellation of outstanding Awards; provided, however, that the case of any Option or SAR with an exercise price that equals or exceeds the price paid for a Share in connection with the Change of Control, the Committee may cancel the Option or SAR without the payment of consideration therefor; or

(iv)    make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 5.4.

11.5    Withholding.

(a)    A Participant shall be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant.

(b)    At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of Shares under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by delivering currently owned Shares or by electing (the “Election”) to have the Company withhold from the issuance Shares, which Shares shall have a value at least equal to the minimum amount required to be withheld for federal and state tax purposes, including payroll taxes, and not in excess of the applicable estimated incremental tax rate, provided such rate will not cause adverse accounting consequences and is permitted under applicable IRS withholding rules. The value of the Shares delivered or withheld shall be based on the fair market value of the Shares on the date as of which the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the “Tax Date”).

(c)    Each Election to have Shares withheld must be made prior to the Tax Date. If a Participant wishes to deliver Shares in payment of taxes, the Participant must so notify the Company prior to the Tax Date. If a Participant makes an election under Section 83(b) of the Code with respect to shares of Restricted Stock, an Election to have Shares withheld is not permitted; provided, however, that no election under Section 83(b) of the Code may be made unless permitted by the terms of the applicable Award Agreement or by written consent of the Committee.

11.6    Transferability.

(a)    No Awards granted hereunder may be sold, transferred, pledged, assigned, or otherwise encumbered by a Participant except:

(i)    by will;

(ii)    by the laws of descent and distribution;

(iii)    pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or

(iv)    if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options may be transferred or assigned (A) to Immediate

Family Members, (B) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (C) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (D) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimis beneficial interest in a partnership, limited liability company, or trust described in (B), (C) or (D) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members.

(b)    To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 11.6(b).

11.7    Share Certificates. Any certificates or book or electronic entry ownership evidence for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.8    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights, restricted stock, and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

11.9    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such other entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

11.10    Effect of Termination of Continuous Service. In the event of a Participant's termination of Continuous Service for any reason, any Awards may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided for in the Award Agreement or an amendment thereto.

11.11    Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

11.12    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

11.13    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

11.14    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

11.15    Compliance with Law.

(a)    U.S. Securities Laws. This Plan, the grant of Awards, the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities pursuant to Awards under this Plan shall be subject to all Applicable Laws. In the event that the Shares are not registered under the Securities Act, or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b)    Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

11.16    Section 409A of the Code. The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless any Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following a Participant's termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

11.17    Deferral Permitted. Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement.

11.18    Clawback Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company clawback policy implemented to comply with Applicable Laws, including any clawback policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, as set forth in such a clawback policy or the Award Agreement.

11.19    Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

12.    Term of the Plan. Subject to Section 11.1, no Awards may be granted under the Plan after May 2, 2028, which is ten years after the date the Plan was last approved by the Company's stockholders; provided, however, that Awards granted prior to such date shall remain in effect until such Awards have either been satisfied, expired or canceled under the terms of the Plan, and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

STERLING CONSTRUCTION COMPANY, INC.
2018 STOCK INCENTIVE PLAN

APPENDIX A: DEFINITIONS

As used in the Plan, the following definitions shall apply:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award.

“Award Agreement” shall mean any written or electronic notice of grant, agreement, contract or other instrument or document evidencing any Award, which the Company may, but need not, require a Participant to execute, acknowledge, or accept.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall mean the occurrence of any of the following events: a “Change in Ownership”, a “Change in Effective Control,” or a “Change in Ownership Assets,” as those terms are defined below.

(i)    A “Change in Ownership.”

(A)    A Change in Ownership shall be deemed to occur on the date that any Person or Group (as those terms are defined below) acquires ownership of Common Stock that, together with stock held by that Person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Common Stock.

(B)    If any Person or Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the Common Stock, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Ownership or to cause a Change in Effective Control.

(C)    An increase in the percentage of Common Stock owned by any Person or Group as a result of a transaction in which the Company acquires its own stock in exchange for property (but not when the Company acquires its own stock for cash) will be treated as an acquisition of stock for purposes of this Plan.

(ii)    A “Change in Effective Control.” A Change in Effective Control shall be deemed to occur on the date on which a majority of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the appointment or election.

(iii)    A “Change in Ownership of Assets.”

(A)    A Change in Ownership of Assets shall be deemed to occur on the date that any Person or Group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person or Group) assets from the Company that have a total gross fair market value equal to or more than fifty percent

(50%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For purposes of this Section (iii) –

(I)    the Company means and includes its consolidated subsidiaries; and

(II)    gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(B)    There is no change of control event under this Section (iii) when there is a transfer to an entity that is controlled by the stockholders of the Company immediately after the transfer.

(C)    A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to –

(I)    a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its Common Stock;

(II)    an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(III)    a Person or Group that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or

(IV)    an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person or Group described in the immediately preceding Subsection (III).

(D)    Except as otherwise provided above in Section (iii)(C)(III), a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but that is a majority-owned subsidiary of the Company after the transaction, is not a Change in Ownership of Assets.

Notwithstanding the above and solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A and that is payable on account of a Change of Control (including any installments or stream of payments that are accelerated on account of a Change of Control), a Change of Control shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A, without altering the definition of Change of Control for purposes of determining whether a Participant's rights to such Award become vested or otherwise unconditional upon the Change of Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 3.1 of the Plan. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Outside Directors who are disinterested within the meaning of Rule 16b-3. Unless and until determined otherwise by the Board, the Committee shall be the Compensation Committee of the Board.

“Common Stock” shall mean the Company's common stock, $0.01 par value per share.

“Company” shall mean Sterling Construction Company, Inc.

“Continuous Service” means the absence of any interruption or termination of service as an Eligible Individual. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time.

“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

“Effective Date” shall mean the date this Plan is approved by the Company's stockholders.

“Eligible Individual” shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company; (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary; (iii) Outside Directors; (iv) any officer or employee of an entity with which the Company has contracted to receive executive, management, or legal services who provides services to the Company or a Subsidiary through such arrangement; and (v) any consultant or adviser to the Company, a Subsidiary, or to an entity described in clause (iv) hereof who provides services to the Company or a Subsidiary through such arrangement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall mean, except as provided below in connection with a cashless exercise through a broker: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the date as of which fair market value is to be determined; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the date as of which fair market value is to be determined, as established by the Committee in good faith. In the context of a cashless exercise through a broker, the Fair Market Value shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price.

“Immediate Family Members” shall mean the spouse and natural or adopted children or grandchildren of the Participant and his or her spouse.

“Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 or any successor provision thereto.

“Nonqualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right or award granted under Section 10 of the Plan.

“Outside Directors” shall mean members of the Board who are not employees of the Company.

“Participant” shall mean any Eligible Individual granted an Award under the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof, or other entity.

“Reporting Person” means an officer, director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Stock” shall mean any restricted stock granted under Section 8 of the Plan.

“Restricted Stock Unit” or “RSU” shall mean any restricted stock unit granted under Section 9 of the Plan.

“Section 409A” shall mean Section 409A of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

“Section 422” shall mean Section 422 of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

“Securities Act” means of the Securities Act of 1933, as amended.

“Shares” shall mean the shares of Common Stock and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

“Stock Appreciation Right” or “SAR” shall mean any right granted under Section 7 of the Plan.

“Subsidiary” shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

ANNUAL MEETING OF STOCKHOLDERS OF

STERLING CONSTRUCTION COMPANY, INC.

May 2, 2018

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The notice of meeting, proxy statement, proxy card and 2017 Annual Report are available at http://www.astproxyportal.com/ast/04770/

Please sign, date and return your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333333333000000 5 050218

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1; AND FOR EACH OF PROPOSALS 2, 3, AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to the election of directors or proposals 2, 3, or 4, specified above, this proxy will be voted FOR the election of each director; and FOR proposals 2 through 4. All proposals are made by the Board of Directors. None of the matters to be voted on are conditioned on, or related to, the approval of any other matter.

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU NEED ONLY SIGN, DATE AND RETURN THIS PROXY. YOU DO NOT NEED TO MARK ANY BOXES.

1. Election of Directors:

Nominees	FOR	AGAINST	ABSTAIN
Joseph A. Cutillo	☐	☐	☐
Marian M. Davenport	☐	☐	☐
Maarten D. Hemsley	☐	☐	☐
Raymond F. Messer	☐	☐	☐
Charles R. Patton	☐	☐	☐
Richard O. Schaum	☐	☐	☐
Milton L. Scott	☐	☐	☐
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2018.	☐	☐	☐
4. To adopt the 2018 Stock Incentive Plan.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name(s) appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

STERLING CONSTRUCTION COMPANY, INC.

ANNUAL MEETING OF STOCKHOLDERS MAY 2, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received a Notice of the Annual Meeting of Stockholders of Sterling Construction Company, Inc. (the Company) to be held on Wednesday, May 2, 2018 at 8:30 a.m., local time, at the Company's headquarters located at 1800 Hughes Landing Blvd., Suite 250, The Woodlands, Texas (the Annual Meeting) and revoking all prior proxies, hereby appoint(s) Milton L. Scott, Chairman of the Board of Directors, Ronald A. Ballschmiede, Chief Financial Officer, and Richard E. Chandler, Jr., General Counsel and Secretary, and each of them (with full power of substitution) as proxies of the undersigned to attend the Annual Meeting and any adjourned sessions thereof to vote and act upon the matters listed on the reverse side of this proxy card in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present.

Attendance of the undersigned at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the Annual Meeting the intention of the undersigned to vote said shares in person. If the undersigned holds any shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every one of those capacities as well as individually.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

STERLING CONSTRUCTION COMPANY, INC.

May 2, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code to the right with your smartphone. Have your proxy card available when you access the web page.

Submit voting instructions and proxy online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and return your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting. Please bring proper identification. If you plan to attend the annual meeting in person, you can obtain directions to our headquarters located at 1800 Hughes Landing Boulevard, Suite 250, The Woodlands, Texas by contacting our corporate secretary at (281) 214-0800.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The notice of meeting, proxy statement, proxy card and 2017 Annual Report are available at http://www.astproxyportal.com/ast/04770/

Please detach along perforated line and mail in the envelope provided IF you are not submitting voting instructions and proxy via the Internet.

00003333333333000000 5 050218

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1; AND FOR EACH OF PROPOSALS 2, 3, AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to the election of directors or proposals 2, 3, or 4, specified above, this proxy will be voted FOR the election of each director; and FOR proposals 2 through 4. All proposals are made by the Board of Directors. None of the matters to be voted on are conditioned on, or related to, the approval of any other matter.

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU NEED ONLY SIGN, DATE AND RETURN THIS PROXY. YOU DO NOT NEED TO MARK ANY BOXES.

1. Election of Directors:

Nominees	FOR	AGAINST	ABSTAIN
Joseph A. Cutillo	☐	☐	☐
Marian M. Davenport	☐	☐	☐
Maarten D. Hemsley	☐	☐	☐
Raymond F. Messer	☐	☐	☐
Charles R. Patton	☐	☐	☐
Richard O. Schaum	☐	☐	☐
Milton L. Scott	☐	☐	☐
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2018.	☐	☐	☐
4. To adopt the 2018 Stock Incentive Plan.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name(s) appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders of

STERLING CONSTRUCTION COMPANY, INC.

To Be Held On:

May 2, 2018 8:30 a.m. Local Time

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before submitting your proxy and voting instructions.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before April 20, 2018.

Please visit http://www.astproxyportal.com/ast/04770/, where the following proxy materials are available for view and where you may submit future delivery instructions.

- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- 2017 Annual Report

TO REQUEST MATERIAL:

TELEPHONE: 888-776-9962; For international callers: 718-921-8562

E-MAIL: info@astfinancial.com

WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code to the left with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting.

IN PERSON: You may vote your shares in person by attending the Annual Meeting. Please bring proper identification.

MAIL: You may request a proxy card by following the instructions above, then fill out the proxy card and mail it. Please note that submitting your proxy and voting instructions online or by mail authorizes the person named as proxies in the proxy materials to vote your shares as instructed.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1; AND FOR EACH OF PROPOSALS 2, 3, AND 4.

1. To elect seven (7) directors to the Board of Directors of the Company to serve until their terms expire and until their successors are duly elected and qualified.

NOMINEES:

Please note that you cannot vote by returning this notice. You may request a copy of the proxy materials to receive a proxy card if you wish to vote by mail.

The meeting will also address any other business that properly comes before it.

Proposals 1-4 are more fully described in the Proxy Statement.

The record date for the Annual Meeting is Tuesday, March 13, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.